  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2000
                           REGISTRATION NO. 33-______

-------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                           THEHEALTHCHANNEL.COM, INC.
                 (Name of small business issuer in its charter)


               DELAWARE                                  4812                                33-0728140
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

  260 Newport Center Drive, Suite 250                                        260 Newport Center Drive, Suite 250
   Newport Beach, California 92660                                             Newport Beach, California 92660
         (949) 631-8317                                                               (949) 631-8317
(Address and telephone number of                                           (Address of principal place of business)
    principal executive office

                             The Company Corporation
                                1013 Centre Road
                              Wilmington, DE 19805
                                 (302) 636-5440
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                                 (949) 453-0300

                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS OF SECURITIES TO BE       NUMBER OF SHARES        PROPOSED  OFFERING     PROPOSED AGGREGATE   AMOUNT OF
REGISTERED                                    TO BE REGISTERED        PRICE PER SHARE (1)    OFFERING PRICE       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.001 par value (2)     100,840,063               $0.31               $31,260,419.53          $8,252.75
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.001 par value,
underlying warrants (3)                          22,057,492               $0.31               $6,837,822.52           $1,805.19
------------------------------------------------------------------------------------------------------------------------------------
                          TOTAL                 122,897,555                                  $38,098,242.05          $10,057.94
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 and based upon the average of the high and low prices for the Common Stock on August 25, 2000, as reported by the over-the-counter Pink Sheets. We expect that in the event the registered shares are sold, such shares will be sold at the then-current market price.
(2) (4)93,750,000 shares to be sold from time to time by Swartz Private Equity, LLC; 5,511,063 shares to be sold from time to time by other Selling Shareholders; and 1,579,000 shares to be sold from time to time by Les Dube and Irene Dube.
(3) 12,825,000 shares underlying warrants to be sold from time to time by Swartz Private Equity, LLC; 6,732,492 shares underlying warrants to be sold from time to time by other Selling Shareholders, and 2,500,000 shares underlying warrants to be sold from time to time by Laguna Pacific Partners, L.P.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED ______________, 2000

                                   PROSPECTUS
                           THEHEALTHCHANNEL.COM, INC.


THE OFFERING                       This Offering relates to: (1) the possible
                                   sale from time to time of 100,904,063 shares and 22,036,063 shares underlying warrants by Swartz Private Equity, LLC pursuant to an investment agreement, (2) the possible sale, from time to time, by certain shareholders, the "Selling Shareholders" of up to 5,511,063 shares of common stock and 6,732,492 shares underlying warrants of thehealthchannel.com,
                                   Inc.; and (3) the possible sale from time to time of 1,579,000 shares of stock issued in connection with a loan to the Company made by Les Dube and Irene Dube, and (4) the possible sale from time to time of 2,500,000 shares underlying warrants issued in connection with a loan to the Company made by Laguna Pacific
                                   Partners.

ABOUT OUR INVESTMENT               We have entered into an investment agreement
AGREEMENT                          with Swartz Private Equity, LLC for Swartz to
                                   invest up to $30 million, at our option, through a series of sales of our common stock. The dollar amount of each sale is limited by our common stock's trading volume and a minimum period of time since the last sale. Each sale will be to Swartz. In turn, Swartz will either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio. This prospectus covers the resale of our stock by Swartz either in the open market or to other investors.

MARKET FOR THE SHARES              Our Common Stock is traded in the
                                   over-the-counter electronic market, also called the Pink Sheets, under the symbol
                                   "THCL." To date, the volume of trading in the Common Stock has been limited and, therefore, the market prices for our Common Stock may not accurately reflect the value of thehealthchannel.com. We anticipate that we will request at our next Annual Meeting of Shareholders scheduled for October 12, 2000 that our shareholders approve a one for three reverse stock split. This reverse stock split has already been approved by the Board of Directors.

--------------------------------------------------------------------------------
THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IF TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

            THE DATE OF THIS PROSPECTUS IS [__________________], 2000

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1

THE OFFERING..................................................................3

SUMMARY FINANCIAL INFORMATION.................................................3

RISK FACTORS..................................................................4

TERMS OF THE OFFERING.........................................................9

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS......................13

DIVIDEND POLICY..............................................................13

SELECTED FINANCIAL DATA......................................................14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS........................................................15

ORGANIZATION OF THEHEALTHCHANNEL.COM.........................................19

BUSINESS OF THE COMPANY......................................................21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................26

EXECUTIVE COMPENSATION.......................................................28

CERTAIN TRANSACTIONS.........................................................29

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS........................29

SELLING SHAREHOLDERS.........................................................30

PLAN OF DISTRIBUTION.........................................................34

DESCRIPTION OF SECURITIES....................................................35

LEGAL MATTERS................................................................35

EXPERTS......................................................................36

FINANCIAL STATEMENTS.........................................................37

INFORMATION NOT REQUIRED IN PROSPECTUS......................................II-1

   EXHIBITS.................................................................II-5

   UNDERTAKINGS.............................................................II-7

                             PROSPECTUS SUMMARY


         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE SPECIFICALLY REFERENCED, ALL REFERENCES TO DOLLAR AMOUNTS REFER TO UNITED STATES DOLLARS.


OUR OFFICES                         Our offices are located 260 Newport Center
                                    Drive, Suite 250, Newport Beach, CA 92660 and our phone number is (949) 631-8317.

OUR BUSINESS                        We operate thehealthchannel.com. We focus
                                    exclusively upon the development of business strategies and the acquisition of existing operations which satisfy the following three part test: (a) is the business strategy/acquisition candidate in the healthcare industry; (b) does implementation of the internet materially improve the business strategy/acquisition candidate;
                                    (iii) will the proposed plan generate
                                    projected revenues within six months and a return on our investment within twelve months of the deployment of our capital.
                                    Healthcare is frequently characterized as one of the largest sectors of the American economy. Yet, leading internet based healthcare companies, such as
                                    Healtheon/RxMD, Inc. (NASDAQ: HLTH) and
                                    Drkoop.com (NASDAQ: KOOP) as of the date of this Prospectus have generated multi-hundred million dollar losses since their inception.
                                    These losses have been generated primarily through the expenditure of enormous marketing budgets intended to create "brand awareness" among healthcare professionals and consumers. While we are continuously researching potential business strategies consistent with our own criteria set forth above, this Prospectus describes four such strategies we are currently implementing:
                                    (a) deployment of the Physicians Automated
                                    Attendant, a wireless based software system intended to automate multiple facets of a physician's practice and interface with large internet based information sites; (b) strategic joint venture with the Institute for Medical Studies and Academy for Continuing Medical Education by transmitting over the internet virtual classrooms allowing healthcare industry professionals to comply with their continuing education requirements; (c) providing broad healthcare information on our Internet site, coupled with advertising, on a variety of topics, with an increasing focus upon breast cancer;
                                    and (d) making our website easily accessible to wireless devices.

CORPORATE HISTORY                   Innovative Tracking Solutions Corporation,
                                    our predecessor company, was incorporated in Delaware on September 6, 1996. Innovative
                                    Tracking Solutions became a public company on March 1998 with their stock being quoted on the Over-the-Counter Bulletin Board. In early 1999, management of Innovative
                                    Tracking Solutions determined that the
                                    "public" status of their company was
                                    detrimental to their operations due to the time and expense burdens of being a public company. Innovative Tracking Solutions' management then decided to take the operations of their company "private" by transferring all of the assets and liabilities to a newly formed private company On April 16, 1999, Innovative
                                    Tracking Solutions transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company. On July 28, 1999,
                                    Innovative Tracking Solutions acquired
                                    certain assets of BioLogix International,
                                    Ltd., consisting primarily of
                                    thehealthchannel.com website and related
                                    Internet technology. BioLogix retained its subsidiaries and substantial assets. In connection with this asset acquisition, the name of Innovative Tracking Solutions was changed to thehealthchannel.com, Inc. This prospectus relates to business and financial matters of thehealthchannel.com, Inc. as it is currently constituted. The Business Plan described herein commenced its implementation in the fourth quarter of 1999 and it is at a very early stage.

SECURITIES TO BE ISSUED TO SWARTZ   This prospectus has been prepared to
EQUITY, LCC                         register the sale from time to time of
                                    93,750,000 shares of common stock and
                                    12,825,000 shares underlying warrants held by Swartz Equity, LLC. These shares may be issued to Swartz in the future pursuant to our investment agreement with Swartz that provides us with put options valued at up to $30,000,000.

THE SELLING SHAREHOLDERS            This prospectus has also been prepared to
                                    register shares of common stock that were previously issued to various individuals and entities. These securities are being registered because the holders of these securities have piggyback registration rights. A list of the securities being registered in this prospectus and the people and entities who own them appears in the "Selling Shareholders" section of this prospectus.


SECURITIES ISSUED TO LES DUBE AND   This prospectus will also register 1,579,000
IRENE DUBE AND TO LAGUNA            shares of commons stock for sale from time
PACIFIC PARTNERS                    to time by Les Dube and Irene Dube, as well
                                    as 2,500,000 shares of common stock
                                    underlying warrants for sale from time to time by Laguna Pacific Partners. Les Dube and Irene Dube and Laguna Pacific Partners are receiving these securities in connection with loans being made to thehealthchannel.com.

                                  THE OFFERING

The share amounts set forth below assume that the average price of the shares received by Swartz is $0.40.

Common Stock Outstanding as of the date hereof                     79,724,043

Common Stock and Common Stock Underlying Warrants Being
Registered for Swartz Private Equity, LLC                          106,575,000

Common Stock and Shares Underlying Warrants Offered by
Selling Shareholders                                                12,243,555

Common Stock underlying warrants issued in connection                2,500,000
with loans made by Laguna Pacific Partners

Risk Factors                                                       The securities offered hereby involve a high
                                                                   degree of risk and immediate substantial
                                                                   dilution. See "Risk Factors."



OTC Pink Sheets Trading Symbol                                     THCL

                          SUMMARY FINANCIAL INFORMATION

      The following table presents selected historical financial data for the Company derived from the Company's Financial Statements. The historical financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Financial Statements and notes thereto of the Company, which are incorporated by reference into this prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and the notes thereto included elsewhere in this prospectus.

                                                                                  Period from Inception
                             Six Months Ended              Fiscal Year Ended        (September 6, 1996) to
                               June 30, 2000              December 31, 1999              June 30, 2000
                               -------------              -----------------              -------------
Statement of
Operations Data:
Revenue                 $       -8-                   $        -0-                $         -8-
Net Loss                $ 1,215,861                   $  3,926,992                $   6,890,237
Net loss per share      $      0.02                   $       0.06

                                     June 30, 2000                   December 31, 1999
                                     -------------                   -----------------
Balance Sheet Data:
Total assets                         $ 963,720                        $ 1,081,060
Total liabilities                    $ 647,352                        $   510,967
Stockholder's equity                 $ 316,368                        $   570,093

                                  RISK FACTORS

      THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING THEHEALTHCHANNEL.COM AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS.


THEHEALTHCHANNEL.COM HAS ONLY A     Thehealthchannel.com commenced
LIMITED OPERATING HISTORY AND IS    implementation of its current business plan
INCURRING LOSSES FROM ITS           during the fourth quarter of 1999. Prior to
OPERATIONS.                         July 1999 the assets currently comprising
                                    the internet site had been owned and
                                    operated by BioLogix, Inc. In April 1999,
                                    BioLogix launched the website deploying a business plan relying upon the advertising-based revenue model as many other healthcare websites such as Healtheon and DrKoop.com were doing. During the third quarter of 1999, our management began to conclude that an advertising-based revenue model could not sustain profitable operations as the marketing budgets necessary to attract advertisers exceeded the revenues produced by these advertisers.
                                    thehealthchannel.com management believes this failure was because the marketing budgets needed to attract advertisers exceeded the revenues produced by these advertisers. As a result, in July 1999, thehealthchannel.com commenced deployment of the new business plan described in this prospectus. This new business plan has virtually no operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. Additionally, thehealthchannel.com has operated at a loss for all of the periods for which financial statements are presented in this prospectus.
                                    The likelihood of success of
                                    thehealthchannel.com must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a new business, and the competitive environment in which thehealthchannel.com operates. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing internet based products and services. These include competition, the need to develop customer support capabilities and market expertise, setbacks in technology development, market acceptance, sales, and marketing. An additional risk factor associated with this new business plan is that some of the proposed strategies have never been implemented and thus it would be speculative to predict whether such strategies will ever be successful. The failure of thehealthchannel.com to meet any of these conditions will have a materially adverse effect upon our business and may force us to reduce or curtail operations. We cannot assure you that the company will ever operate profitably. See "Management's
                                    Discussion and Analysis of Financial
                                    Condition and Results of Operations," and "Our Business--Competition."

THERE IS INTENSE COMPETITION        The online commerce industry is new, rapidly
IN THE ON-LINE HEALTHCARE           evolving and intensely competitive, which we
BUSINESS.                           expect to intensify in the future. Barriers
                                    to entry are minimal, allowing current and new competitors to launch new Web sites at a relatively low cost. We compete with other companies which have health care websites.
                                    These competitors include WebMD, DrKoop.com,
                                    InteliHealth, OnHealth, and YourHealth.com.
                                    These competitors have longer operating
                                    histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Our competitors may be able to devote greater resources to marketing and promotional campaigns, and devote substantially more resources to Web site and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on thehealthchannel.com. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion. See "Business of the Company--Competition."

THERE IS A RISK OF SYSTEM           The ability to provide timely information
FAILURE FOR OUR WEBSITE.            and continuous updates depends on the
                                    efficient and uninterrupted operation of our computer and communications hardware and software systems. Similarly, the ability to track, measure, and report the delivery of advertisements, data and other information on our website depends on the efficient and uninterrupted operation of our system. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. We have a disaster recovery plan that generates a two week tape rotation and full backup for all tape devices.
                                    Historical data requiring long term storage will be backed up by CD-Rom. Two copies will be made for each archive created. Data on the local area network is backed up to a tape drive on a nightly basis. Additionally, we have a state of the art network that is designed to run 24 hours a day, seven days a week. Drives in the servers can be switched without shutting down the system. Backup generators are in place that will enable the network to shut down properly in the event of total power loss. The network can run independently for up to ten minutes of a brown out. Despite these precautions, there is always the danger that human error or sabotage could substantially disrupt our web site which could cause a loss of visitors to our site, damage to our systems, and bad publicity.

WE MAY ACQUIRE BUSINESSES           We may acquire companies with operations
THAT ARE SUBJECT TO                 that are subject to regulation by federal
GOVERNMENTAL REGULATIONS            agencies and various state, local and
                                    private consumer protection and other
                                    regulatory authorities. There can be no
                                    assurance that any such regulatory
                                    requirements will not have a material
                                    adverse effect on our business, financial condition or results of operations.

TECHNOLOGICAL CHANGE MAY            Although we are aware of no pending or
RENDER OUR SERVICES                 prospective technological change that would
NONCOMPETITION OR OBSOLETE          adversely affect its business, new
                                    developments in technology could have a
                                    material adverse affect on the sale of some or all of our services or products or render our services noncompetitive or obsolete, and there can be no assurance that we will be able to develop or acquire new or improved services or systems which may be required to remain competitive. The occurrence of such technological change could have a material adverse affect us.

OUR BUSINESS IS DEPENDENT ON        The Internet based information market is new
THE CONTINUED GROWTH AND            and rapidly evolving. Our business would be
USE OF THE INTERNET, AS WELL AS     materially adversely affected if Internet
THE EFFICIENT OPERATION OF THE      usage does not continue to grow or grows
INTERNET.                           slower than currently projected. Internet
                                    usage may be inhibited for a number of
                                    reasons, such as:

                                         -    inadequate network infrastructure;

                                         -    security concerns;

                                         -    inconsistent quality of service;
                                              and

                                         -    unavailability of cost-effective,
                                              high-speed access to the Internet.

                                    Our website viewers depend on Internet
                                    service providers, online service providers and other web site operators for access to our website. Many of these services have experienced significant service outages in the past and could experience service outages, delays, and other difficulties due to system failures unrelated to our systems. These occurrences could cause our viewers to perceive the Internet in general or our web site in particular as an unreliable medium and, therefore, cause them to use other media or other websites to obtain information. We also depend on certain information providers to deliver information and data feeds on a timely basis. Our web site could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information, which could have a material adverse effect on our business, results of operations, and financial condition.

THERE ARE CURRENTLY LEGAL           Certain existing laws or regulations
UNCERTAINTIES RELATING TO THE       specifically regulate communications or
INTERNET                            commerce on the Internet. Further, laws and
                                    regulations that address issues such as user privacy, pricing, online content regulation, taxation and the characteristics and quality of online products and services are under consideration by federal, state, local, and foreign governments and agencies. Several telecommunications companies have petitioned the Federal Communications Commissioner to regulate Internet service providers and online services providers in a manner similar to the regulation of long distance telephone carriers and to impose access fees on such companies. Such regulation, if imposed, could increase the cost of transmitting data over the Internet.
                                    Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, and personal privacy are applicable to the Internet. The Federal Trade Commission and government agencies in certain states have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses if any new regulations regarding the use of personal information are introduced or these agencies chose to investigate our privacy practices. Any new laws or regulations relating to the Internet, or certain application or interpretation of existing laws, could decrease the growth in the use of the Internet, decrease the demand for the our web site or otherwise materially adversely affect our business.

INTERNET SECURITY CONCERNS          Concern about the transmission of
COULD HINDER INTERNET USE.          confidential information over the Internet
                                    has been a significant barrier to electronic commerce and communications over the
                                    Internet. Any well-publicized compromise of security could deter more people from using the Internet or from using it to conduct transactions that involve the transmission of confidential information, such as personal health related information, signing up for a paid subscription, or purchasing goods or services. Because many of our advertisers will seek to advertise on our web site to encourage people to use the Internet to purchase goods or services, our business, results of operations, and financial condition could be materially adversely affected if Internet users significantly reduce their use of the Internet because of security concerns. We may also incur significant costs to protect our website against the threat of security breaches or to alleviate problems caused by such breaches.

WE DEPEND ON KEY PERSONNEL          Our success depends, to a significant
FOR CRITICAL MANAGEMENT             extent, upon a number of key employees,
DECISIONS.                          including our President, Donald Shea, and
                                    our Vice President, Chief Operations
                                    Officer, Secretary, and Chief Financial
                                    Officer, Thomas Lonergan. The loss of
                                    services of one or more of these employees could have a material adverse effect on our business. We believe that our future success will also depend in part upon our ability to attract, retain, and motivate qualified personnel. Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel. We do not have "key person" life insurance on any of our employees. See "Management."

WE MAY REQUIRE ADDITIONAL           Our business is capital intensive. Our
FINANCING FOR ITS BUSINESS.         future capital requirements will depend on
                                    many factors, including cash flow from
                                    operations, competing market developments, and our ability to market our website successfully. Although we currently expect to meet our capital needs by selling stock to Swartz Private Equity, LLC, it may be necessary to raise additional funds through equity or debt financings. Any equity financings could result in dilution to our shareholders. Debt financing may result in higher interest expense. Any financing, if available, may be on unfavorable terms. If we cannot raise adequate funds, we may have to reduce or curtail our operations.

OUR COMMON STOCK IS                 Our common stock is quoted and traded on the
CURRENTLY CLASSIFIED AS A           Over-the-Counter Pink Sheets ("Pink
"PENNY STOCK" WHICH COULD           Sheets"). As a result, an investor could
CAUSE INVESTORS TO EXPERIENCE       find it more difficult to dispose of, or to
DELAYS AND OTHER DIFFICULTIES       obtain accurate quotations as to the market
IN TRADING SHARES IN THE STOCK      value of, the stock as compared to
MARKET                              securities which are traded on the NASDAQ
                                    trading market or on an exchange. In
                                    addition, trading in our common stock is covered by what is known as the "Penny Stock
                                    Rules." The Penny Stock Rules require
                                    brokers to provide additional disclosure in connection with any trades involving a stock defined as a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing penny stocks could limit the ability of brokers to sell the shares offered in this prospectus and thus the ability of the purchasers of this Offering to sell these shares in the secondary market. Our stock will be covered by the Penny Stock Rules until it has a market price of $5.00 per share or more, subject to certain exceptions The trading price of our stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcement of technological innovations or new products by us or our competitors, and other events or factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many internet companies, which may be unrelated to the operating performance of the specific companies.

INVESTORS WILL EXPERIENCE           In many cases, our officers, directors, and
IMMEDIATE AND SUBSTANTIAL           present shareholders have acquired their
DILUTION.                           securities at a cost substantially less than
                                    that which investors will pay for the common stock offered by this prospectus. As a result, investors acquiring shares registered in this prospectus will likely incur immediate, substantial dilution in the net tangible book value per share of the common stock. The net tangible book value of a share represents the amount of our tangible assets less the amount of its liabilities, divided by the number of shares outstanding.

THE PRICE OF THE SHARES             The securities being offered in this
OFFERED HEREBY IS DEPENDENT         prospectus are offered at the market price
UPON THE PRICE IN THE PUBLIC        prevailing at the time of the offer. The
MARKET WHICH WILL FLUCTUATE.        market price of these securities may
                                    vary and may have a limited relationship, or no relationship, to our assets, book value, results of operations, or other established criteria of value. The offering price also may not be indicative of the prices that will prevail in the subsequent trading market for our securities.

MOST OF OUR SHARES OF               As of July 28, 2000,
COMMON STOCK OF WILL BECOME         thehealthchannel.com had outstanding
ELIGIBLE FOR PUBLIC SALE OVER       42,911,844 shares that are classified as
THE NEXT YEAR WHICH COULD           "restricted securities" as that term is
HAVE A DEPRESSIVE EFFECT ON         defined under Rule 144 of the Securities Act
THE STOCK.                          of 1933, as amended. Most of these shares
                                    have been held by shareholders for at least one year and may be entitled to be sold under Rule 144. In addition, we are registering (i) 100,840,063 shares and
                                    12,825,000 shares underlying warrants for
                                    Swartz, (ii) 5,511,063 shares and 6,732,492
                                    shares underlying warrants for other Selling
                                    Shareholders, (ii) 1,579,000 shares for Les
                                    Dube and Irene Dube, and (iv) 2,500,000
                                    shares underlying warrants for Laguna
                                    Pacific Partners, L.P.. If a significant number of shares are offered for sale through the public securities markets simultaneously, it would have a depressive effect on the trading price of common stock. See "Description of
                                    Securities."

WE MAY HAVE CONTINGENT              We have engaged in a private placement of
LIABILITIES RESULTING FROM OUR      securities from September 1999 up to the
RECENT PRIVATE PLACEMENT.           date of this prospectus. During this period
                                    of time, we sold securities to investors based on our most recent closing price on the OTC Bulletin Board or the Pink Sheets.
                                    The prices at which these securities were sold fluctuated widely, based on fluctuations in our closing prices. We cannot preclude the possibility that an investor or investors who purchased securities in the private placement will claim that the Company failed to fully disclose the fact that fluctuation in the market for our stock would cause adjustment in the price of the private placement. We believe we fully disclosed this risk. In the event any shareholder were to successfully prosecute an action against us on this issue, it may have severe and adverse effects on the Company, including but not limited to impacting our ability to continue as a going concern.

WE HAVE BEEN ADVISED BY THE         We have been advised by the Securities
SECURITIES AND EXCHANGE             Exchange Commission ("SEC") alleging that
COMMISSION (THE "SEC")  THAT        the exchange of BioLogix shares for shares
CERTAIN TRANSACTIONS INVOLVING      of thehealthchannel.com may have constituted
THEHEALTHCHANNEL.COM MAY HAVE       an unregistered public offering in violation
BEEN IN VIOLATION OF THE            of applicable state and federal securities
SECURITIES LAWS.                    laws. While we have provided correspondence
                                    to the SEC denying these allegations, the SEC has indicated that it continues to disagree with our position. If we have engaged in an unregistered public offering, this would constitute a violation of the Securities Act of 1933 and applicable state laws and would make us potentially liable to legal action by both the SEC and state security regulators and our shareholders. In the event any of these parties were to successfully prosecute an action based on these allegations, it would have a severe and adverse effect on the Company. The
                                    Company may be required to pay monetary
                                    damages and penalties and may be subject to a court-imposed injunction, or may be forced to enter into a consent decree with the SEC.
                                    In the event, any of these events were to occur it would likely immediately and severely impact the Company, possibly impairing our ability to continue as a going concern.

WE HAVE NEVER PAID DIVIDENDS ON     We have never paid dividends on our common
OUR COMMON STOCK AND DON'T PLAN     stock and do not plan on paying cash
TO PAY DIVIDENDS IN THE FUTURE.     dividends in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD      Statements made in this prospectus regarding
LOOKING STATEMENTS.                 our funding requirements and the timing of
                                    and potential for our business constitute forward looking statements under federal securities laws. Such statements are subject to certain risks and uncertainties that could cause the rate at which we incur expenses and conducts our business to differ materially from those projected. Our ability to proceed with the marketing and development of our business in accordance with the dates anticipated is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which revenues will fund our operations is subject to substantial uncertainty. Undue reliance should not be placed on the dates and time periods discussed in this prospects. These estimates are based on the current expectations of our management which may change in the future due to a large number of unanticipated future developments.

                              TERMS OF THE OFFERING


         Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions on the pink sheets, or the OTC Bulletin Board in the event the Company is relisted on the OTC Bulletin Board. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

         The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Swartz Private Equity, LLC is, and each selling shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

         We have notified the Selling Shareholders of the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective

         We have informed the Selling Shareholders that the anti- manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sales in the market and have provided the Selling Shareholders with a copy of such rules and regulations.

         Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

INVESTMENT AGREEMENT

OVERVIEW. On August 15, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell, at our option, our common stock for up to an aggregate of $30 million from time to time during a three-year period beginning on the date that this registration statement is declared effective. This is also referred to as a put right.

PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right and we must be trading on at least the Over-The-Counter Bulletin Board. Additionally, we must give at least ten but not more than twenty business days' advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share, if applicable, at which Swartz may purchase shares during the put. The designated minimum purchase price per common share, if we chose to specify one, shall be no greater than the lessor of (i) 80% of the closing bid price of our common stock on the business day prior to the date of the advance put notice or (ii) the closing bid price of our common stock on the business day prior to the date of the advance put notice. The number of common shares sold to Swartz in a given put may not exceed the lesser of:

       - 15.0% of the aggregate daily reported trading volume (excluding any block trades of 20,000 or more shares of common stock) during a period which begins on the business day immediately following the day we invoked the put right and ends on and includes the day which is twenty business days after the date we invoked the put right (excluding certain days where the common shares trade below a minimum price specified by us.

       - 15.0% of the sum aggregate daily reported trading volumes (excluding any block of 20,000 or more shares of common stock) for the twenty (20) business days immediately preceding the put date.

       - the intended put amount, specified in our put notice,

       - the number of our shares, which when multiplied by the put share price, equals $2 million,

       - an amount of put shares, which when added to the number of put shares acquired by the investor during the 31 days preceding the put date would exceed 9.99% of the number of common shares outstanding (on a fully diluted basis).

For each common share, Swartz will pay us the lesser of:

       - the market price for the applicable pricing period, minus $0.075 or

       - 91% of the market price for the applicable pricing period.

Market price is defined as the lowest closing bid price for the common stock during the pricing period. The pricing period is the period beginning on the business day immediately following the put date and ending on and including the date which is 20 business days after such put date.

WARRANTS. We have delivered to Swartz warrants to purchase 1,150,000 shares of our common stock at anytime for five years. Within five business days after the end of the pricing period for each put, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price which will initially equal 110% of the market price for the applicable put. The warrants will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter. All shares underlying these warrants are being registered in this prospectus.

LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Swartz is not required to acquire and pay for any common shares with respect to any particular put for which during the period beginning on the date of the advance put notice and ending on the last day of the pricing period:

       - we have announced or implemented a stock split or combination of our common stock;

       - we have paid a common stock dividend;

       - we have made a distribution of our common stock or of all or any portion of our assets between the put notice date and the date the particular put closes; or

       - we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the date the particular put closes.

SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock, except that after they have received a put notice, they may sell a number of shares in long sales or short sales, up to the number of shares specified in the put notice.

CANCELLATION OF PUTS. We must cancel a particular put if between the date of the advance put notice and the last day of the pricing period:

       - we discover an undisclosed material fact relevant to Swartz's investment decision;

       - the registration statement registering resales of the common shares becomes ineffective; or

       - shares are delisted from the then primary exchange.

NON-USAGE FEE. On the last business day of each six-month period following the effectiveness of the registration period, if we have not put $1,000,000 of our stock to Swartz, we will be required to pay Swartz a non-usage fee equal to the difference between $100,000 and 10% of the aggregate put amounts to Swartz during such six month period.

TERMINATION OF INVESTMENT AGREEMENT. We may also terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

RIGHT OF FIRST REFUSAL. During the term of the investment agreement and for 90 days after its termination, we are prohibited from issuing or selling any capital stock or securities convertible into our capital stock for cash in private capital raising transactions, without obtaining the prior written approval of Swartz. In addition, Swartz has the option for 10 days after receiving notice to purchase such securities on the same terms and conditions. This right of first refusal shall not apply to acquisitions or option plans.

SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including affiliates, their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

SOURCE AND USE OF PROCEEDS

We expect to sell to Swartz Private Equity, LLC, subject to effective registration and applicable volume limitations, $30,000,000 of common stock under the investment agreement. Additional amounts may be received if the warrants to purchase common stock are exercised. Net proceeds are determined after deducting all expenses of the offering (estimated to be $175,000). We intend, in the following order of priority, to use the net proceeds from this offering (excluding proceeds from warrant exercises) as follows:

              Repayments of Loans made by Laguna                       $500,000
              Pacific Partners, L.P. and Les Dube and
              Irene Dube
              Research and Development                               $9,500,000
              Marketing                                             $10,000,000
              Other Working Capital                                  $9,825,000

              TOTAL PROCEEDS                                     $29,825,000.00

The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

       - The progress of our final development of our business,

       - Revenues generated from existing and anticipated services, products and licenses,

       - The development of marketing and sales resources,

       - Administrative and legal expenses, and other requirements not now known or estimable.

We believe that our available cash and existing sources of funding, together with the proceeds of this offering and interest earned thereon, will be adequate to maintain our current and planned operations for at least the next year.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS


         Our common stock was quoted on the over-the-counter bulletin board system ("OTC Bulletin Board") since April 1998, formerly under the symbol IVTX, and since its name change, under the symbol THCL. Our common stock is now quoted on the over-the-counter pink sheets published by the National Quotation Bureau under the symbol THCL.

         The following table sets forth the high ask and low bid prices for our common stock as reported on the OTC Bulletin Board until January 12, 2000 and as reported on the over-the-counter pink sheets as of January 13, 2000 and through the present.

         The prices below also reflect inter-dealer quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions:

            Period Reported                           High Ask        Low Bid
            Quarter ended June 30, 1998*              2 1/2           1 7/64
            Quarter ended September 30, 1998*         2 7/64          0 7/8
            Quarter ended December 31, 1998*          1 3/4           0 9/16
            Quarter ended March 31, 1999*             3.00            0 9/16
            Quarter ended June 30, 1999*              3 1/4           0 1/2
            Quarter ended September 30, 1999          4 5/8           0 5/16
            Quarter ended December 31, 1999           1/2             0 3/8
            Quarter ended March 31, 2000               N/A            0 35/64
            Quarter ended June 30, 2000                N/A            0 19/64

     * We believe the price prior to July 1999 may not be relevant in evaluating our current operations as this was prior to our acquisition of thehealthchannel.com website.

         Since January, 2000 there has been little market making activity on the pink sheet market for our stock. The price of the stock has fluctuated between $0.20 and $1.00 per day during this time period. As of August 23, 2000 shares of THCL closed at $0.40.

         As of August 21, 2000, there were approximately 768 holders of our Common Stock, as reported by the our transfer agent.


                                 DIVIDEND POLICY


      We never paid any cash dividends on its Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA


      The following selected financial data are qualified by reference to, and should be read in conjunction with, the Financial Statements, related Notes to Financial Statements and Report of Independent Public Accountants, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere herein. The following tables summarize certain selected financial data of thehealthchannel.com for the Period from Inception (September 6, 1996) through June 30, 2000 (audited), the fiscal year ended December 31, 1999 (audited), and the six months ended June 30, 2000 (unaudited). The data has been derived from Financial Statements included elsewhere in this prospectus. No dividends have been paid for any of the periods presented.



                                                                            Period from Inception
                        Six Months Ended            Fiscal Year Ended       (September 6, 1996) to
                         June 30, 2000              December 31, 1999           June 30, 2000
                         -------------              -----------------           -------------
Statement of
Operations Data:
Revenue                 $        -8-                   $        -0-                $        -8-
Net Loss                $  1,215,861                   $  3,926,992                $  6,890,237
Net loss per share      $       0.02                   $       0.06

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS


         The following discussion regarding our financial statements should be read in conjunction with our financial statements included herewith.

OVERVIEW

         We are engaged in the business of providing healthcare information over the Internet.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, selected financial information:

---------------------------------------------------------------------------------------------------------------
                               Six Months                                              Period from Inception
                             Ended June 30,   Six Months Ended        Year Ended       (September 4, 1996)
                                  2000          June 30, 1999      December 31 1999    to June 30, 2000
---------------------------------------------------------------------------------------------------------------
Total revenue               $  -8-           $  -0-             $  -0-                       $   8
---------------------------------------------------------------------------------------------------------------
Cost of revenue             $  -0-           $  -0-             $  -0-                       $  -0-
---------------------------------------------------------------------------------------------------------------
Gross profit                $  -8-           $  -0-             $  -0-                       $   8
---------------------------------------------------------------------------------------------------------------
General, administrative,
and selling expenses        $ (1,215,869)    $  -0-             $ (3,460,728)                $ (4,676,597)
---------------------------------------------------------------------------------------------------------------
Loss from continuing
operations                  $ (1,215,861)    $  -0-             $ (3,460,728)                $ (4,676,589)
---------------------------------------------------------------------------------------------------------------
Loss on discontinued
operations                  $  -0-           $ (466,264)        $ (466,264)                  $ (2,213,648)
---------------------------------------------------------------------------------------------------------------
Interest Income             $  -0-           $  -0-             $  -0-                       $  -0-
---------------------------------------------------------------------------------------------------------------
Interest expense            $  -0-           $  -0-             $  -0-                       $  -0-
---------------------------------------------------------------------------------------------------------------
Total other expense         $  -0-           $  -0-             $  -0-                       $  -0-
---------------------------------------------------------------------------------------------------------------
Loss before taxes           $ (1,215,861)    $ (466,264)        $ (3,926,992)                $ (6,890,237)
---------------------------------------------------------------------------------------------------------------
Taxes on income             $  -0-           $  -0-             $  -0-                       $  -0-
---------------------------------------------------------------------------------------------------------------
Net loss                    $ (1,215,861)    $ (466,264)        $ (3,926,992)                $ (6,890,237)
---------------------------------------------------------------------------------------------------------------

RESULTS OF OPERATIONS

FISCAL YEAR ENDED DECEMBER 31, 1999.

REVENUE

         We are a development stage company and had no revenues for the fiscal year ended December 31, 1999.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         We expended approximately $3,460,728 in selling, general and administrative expenses. This included expenses for web site development, rent for our office space, and compensation to consultants and employees.

LOSS FROM OPERATIONS

         We incurred a loss from operations of $3,460,728 for the year ended December 31, 1999. The operations of our predecessor company, Innovative Tracking Solutions Corporation ("IVTX") in 1999 are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company. The operations of the old IVTX are not related to the operation of thehealthchannel.com business going forward.

NET LOSS

         We had a net loss of $3,926,992, for the year ended December 31, 1999.

SIX MONTHS ENDED JUNE 30, 2000.

REVENUE

         We are a development stage company and had minimal revenues for the six months ended June 30, 2000.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         We expended approximately $350,000 in professional services.

LOSS FROM OPERATIONS

         We incurred a loss from operations of $518,230 for the three months ended June 30, 2000. The operations of IVTX in 1999 are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company. The operations of the old IVTX are not related to the operation of thehealthchannel.com business going forward.

NET LOSS

         We had a net loss of $1,215,861 or $(0.02) per share, for the six months ended June 30, 2000.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have primarily funded its capital requirements through private equity infusions. Commencing in September of 1999 and closing on August 18, 2000, we conducted a private offering to accredited investors only of units, each unit consisting of one share of our Common Stock and one Warrant exercisable for a term of two years (the "Units"). All shares purchased in this offering, as well as all shares underlying warrants purchased in this offering, have piggyback registration rights and are entitled to be included in this prospectus. We originally priced this offering at $0.75 per Unit with a $0.75 exercise price on the Warrants. However, the price of our publicly traded stock dropped precipitously since the beginning of this private offering and we subsequently offered the Units at lower prices. Company management has raised $1,533,173 under this private offering. No NASD-registered broker-dealers were involved in this offering. This private offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to
Section 4(2) of the Act.

         We have recently obtained a $30 million equity line from Swartz Private Equity LLC, subject to registration with the SEC and governed by a percentage of our trading volume. This equity line is governed by our investment agreement with Swartz that provides that we may place puts to Swartz over a three year period. See "Terms of the Offering" for a complete discussion of the equity line and the investment agreement.

         We recently received a loan in the amount of $250,000 from Laguna Pacific Partners L.P., a Delaware limited partnership. This loan is made pursuant to a secured note which bears interest at the rate of 6% and is payable on the earlier of February 3, 2000 or the effective date of this prospectus. The loan is secured by all of our assets. In consideration for making this loan to us, Laguna Pacific Partners received a warrant for common stock equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of this prospectus. The term of this warrant is five years and the exercise price is $1 in the aggregate.

         On August 18, 2000, we received a loan in the amount of $250,000 from Les Dube and Irene Dube. This loan is made pursuant to a note which bears interest at the rate of 6% and is payable on the earlier of February 18, 2000 or the effective date of this prospectus. This loan was issued in consideration for 526,333 shares of common stock. These shares are being registered in this prospectus and upon repayment of this loan, these shares are to be retained by Les Dube. On the effective date of this prospectus, these shares may be sold by Les Dube. In consideration for making this loan to us, Les Dube received a warrant for common stock equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of this prospectus.

         As of June 30, 2000, we had outstanding current liabilities of $647,352 consisting mainly of accounts payable $88,000, accrued professional fees of approximately $257,000, and accrued officers salaries $168,000. We anticipate satisfying our current liabilities in the ordinary course of business from revenues and accounts receivable.

         We do not believe that inflation has had a significant impact on our operations since our inception.

FUTURE PLAN OF OPERATIONS

         Our overall plan of operations for the next 12 months we plan to implement the following: (a) deployment of the Physicians Automated Attendant, a wireless based software system intended to automate multiple facets of a physician's practice and interface with large internet based information sites;
(b) strategic joint venture with the Institute for Medical Studies and Academy for Continuing Medical Education by transmitting over the internet virtual classrooms allowing healthcare industry professionals to comply with their continuing education requirements; (c) providing broad healthcare information on our Internet site, coupled with advertising, on a variety of topics, with an increasing focus upon breast cancer; and (d) making our website easily accessible to wireless devices.

         We believe we can satisfy our cash requirements through the end of the year. At that point we will need to raise additional funds.

         Over the next 12 months, we plan to upgrade our management information system, telecommunications system and office equipment to accommodate anticipated growth plans. However, we will not perform any upgrades until its management believes it has sufficient revenues to accommodate such upgrades.

         We expect to add approximately 5 to 10 new employees by the end of the year.

AVAILABLE INFORMATION

         We are presently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the Commission pursuant to the Act and the rules and regulations of the Commission thereunder. The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. thehealthchannel.com's securities are currently quoted on the over-the-counter bulletin board system under the symbol "THCL."

FORWARD LOOKING STATEMENTS

         This registration statement contains forward-looking statements. The company's expectation of results and other forward-looking statements contained in this registration statement, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; and competitive factors, such as pricing and marketing efforts. These and other factors may cause expectations to differ.

                      ORGANIZATION OF THEHEALTHCHANNEL.COM

HISTORY

         Innovative Tracking Solutions Corporation, also known as InTracks Corporation ("IVTX" or "the Predecessor Company") was incorporated under the laws of the state of Delaware on September 4, 1996.

         In March 1998, a market maker filed a 15c2-11 statement with the National Association of Securities Dealers, Inc. ("NASD") and IVTX's stock was cleared to trade on the Over-the-Counter Bulletin Board (Symbol: IVTX) on April 21, 1998.

         In early 1999, IVTX management determined that the "public" status of IVTX was detrimental to IVTX' operations due to the time and expense burdens of being a public company.

         On April 16, 1999, IVTX transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company, Innovative Tracking Solutions, Inc., a Nevada corporation.

         In June 1999, IVTX met the management of BioLogix, Inc. BioLogix was a diversified public company which owned a number of assets, including a consumer-based health care Web site located at http://www.thehealthchannel.com. IVTX and BioLogix each reorganized as follows:

              (1) In July, 1999 IVTX completed a 28.2 for 1 forward stock split. The officers of IVTX were paid $250,000 cash in exchange for their shares for the purpose of financing the operation of the IVTX assets which had been transferred to a private corporation in April, 1999.

              (2) All other IVTX shareholders (36 in the aggregate) were provided with the alternative of either retaining two of their post-split IVTX shares and contributing the balance to an exchange pool (as discussed more fully below) or exchanging their shares for shares in Innovative Tracking Solutions, Inc., a Nevada corporation, the privately held corporation into which the IVTX operating assets had been transferred. Thirty-five of these 36 IVTX shareholders elected to retain two shares and contribute the balance to the exchange pool.

              (3) In July, 1999 the internet website and associated technology located at www.thehealthchanel.com (the "THCL Website") were transferred by BioLogix, Inc. ("BioLogix") to IVTX. The name of IVTX was changed to thehealthchannel.com

              (4) The BioLogix shareholders were provided with the alternative of retaining their BioLogix shares or retiring their BioLogix shares, on a one for one basis, in exchange for IVTX shares contained in the exchange pool (which as noted above had changed its name to The Health Channel.com). There were approximately 800 BioLogix shareholders and approximately 650 of these shareholders elected to exchange their BioLogix shares for THCL shares.

         The SEC has expressed certain concerns regarding whether the above reorganization was conducted in accordance with applicable state and federal securities laws. The SEC has alleged that the exchange of BioLogix shares for shares of thehealthchannel.com may have constituted an unregistered public offering. (See "Risk Factors") While we have provided correspondence to the SEC denying these allegations, the SEC has indicated that it continues to disagree with our position. If we have engaged in an unregistered public offering, this would constitute a violation of the Securities Act and would make us liable to legal action by both the SEC and our shareholders. In the event the SEC or any shareholder were to take successfully prosecute an action based on these allegations, it would have a severe and adverse effect on the Company. The Company may be required to pay monetary damages and penalties and may be subject to a court-imposed injunction, or may be forced to enter into a consent decree with the SEC. In the event, any of these events were to occur it would likely immediately and severely impact the Company, possibly impairing our ability to continue as a going concern.

         In addition, we may be subject to contingent liabilities arising form the our private placement of securities which commenced in September 1999 and continued to August 2000 (See "Risk Factors"). During this private placement, shares were sold based on our stock's most recent closing cost on the OTC Bulletin Board or on the Pink Sheets after we were no longer quoted on the OTC Bulletin Board. Therefore, the price of the securities sold in this private placement fluctuated widely, following fluctuations in our closing prices. It is possible that an investor or investors who participated in the private placement may claim that we did not fully disclose that the price to be paid under the private offering fluctuated with the market price for our stock. In the event such investor or investors successfully prosecuted such an action against us, we may be forced to refund investor's money and pay damages.

                             BUSINESS OF THE COMPANY

THE HEALTHCARE INDUSTRY

         The healthcare industry is comprised of a myriad of physicians practicing through a variety of organizational entities and payment plans, hospitals, operated both for profit and not for profit, owned by a variety of small and large operators and ancillary service providers, such as laboratories and out-patient surgical clinics, again owned and operated by many different types and sizes of companies. The revenue and costs of this giant conglomeration of companies and professional personnel are substantially controlled by large insurance companies offering a variety of payment plans to the consumer.

         This industry generates an enormous amount of information, paperwork, data and transactions, none of which is standardized nor controlled by any single entity or organizational protocol. Different insurance companies require different forms; different providers require different intake information for patients, different hospitals require different approvals be obtained by consumers from their insurance companies.

         At first glance, it would seem that such an enormous, information intensive industry would be an obvious candidate for the launch of a successful internet company. The exact opposite has actually been the case.

THE HEALTHCARE INTERNET INDUSTRY

         While many Internet healthcare companies have deployed extensive health information libraries useful to both consumers and medical professionals, it is our belief that none of these companies have taken the promise of the Internet and profitably applied it in the healthcare field.

         In fact, a number of publicly held Internet healthcare companies, such as DrKoop, Healtheon/RxMD, and Onhealth.com have sustained large losses recently. We believe these losses have been generated primarily through the expenditure of enormous marketing budgets intended to create "brand awareness" among healthcare professionals and consumers.

         We believe that the large losses suffered by these healthcare Internet companies demonstrate that their business models, to date, may be failing. In July, 1999, simultaneous with the acquisition of thehealthchannel.com Web site by thehealthchannel.com, Inc., our management began to consider the financial and business consequences of the healthcare industry business plans deployed throughout the internet. We focused exclusively upon deploying a diversified business plan throughout various sectors of the healthcare industry utilizing the internet and associated technologies. This plan would focus upon immediate requirements to generate potential profits, while avoiding the massive marketing budgets currently plaguing the leading companies in the healthcare internet sector. While there is no assurance that such profits will ever eventually be generated, the plan set forth below is intended to attempt to accomplish profitability within six months of each project's full deployment and a return on our investment within one year.

THEHEALTHCHANNEL.COM SOLUTION

INTRODUCTION

         As of July, 1999 we have focused exclusively upon the development of business strategies and acquisition of existing operations which satisfy the following three part test: (a) is the business strategy/acquisition candidate in the healthcare industry which may be controlled by us; (b) does implementation of the internet materially improve the business strategy/acquisition candidate; and (c) will the proposed plan generate projected revenues within six months and a return on our investment within twelve months of the deployment of our capital. We believe that the following discussion of our business plan provides the infrastructure which is now prepared to efficiently deploy a substantial capital raise into the healthcare internet sector. Our plans diversify among both healthcare industry consumers and healthcare industry professionals.

PRODUCTS MARKETED TO HEALTHCARE PROFESSIONALS

         We have focused our product development efforts in identifying internet based products and services which will increase the productivity of healthcare professionals, by either automating traditional paper-based or manual processes or by providing additional revenue sources for the healthcare professional community.

         We are currently developing two products specifically directed toward physicians:

              (1) Our revenue sharing program with the Institute for Medical Studies, Inc., a continuing medical education company; and

              (2) The Physicians Automated Attendant, a software system which will be integrated into our internet site, accessible through wireless portable devices, automating the process of drug prescription and insurance billing.

         According to their management, the Institute for Medical Studies ("IMS") has for more than ten years provided physicians throughout the world with continuing medical education programs involving virtually every area of the medical practice, from new surgical techniques to certifications for prescribing new drugs. These programs have typically been provided in a traditional classroom setting requiring physicians to travel to the classes location. The preparation of these classes involves the development of extensive materials and the hiring of a number of prominent physicians in each field.

         We have entered into a revenue sharing arrangement with IMS providing thehealthchannel.com with the exclusive right to video-tape and then "stream" each class over our Internet site. IMS also has an extensive library of previously recorded video-tape and printed materials that will be repurposed for Internet use. Classes will be both "real time" allowing internet participants to interact with the presenter, as well as archived, allowing physicians to view classes previously provided. Providing such classes over the internet involves extremely new technologies and business models. There is no assurance that we will successfully provide such classes over the Internet or if we are successful in providing such classes that physicians will regularly access these classes through our Internet site, rather than continue to attend traditional classroom presentations.

         We are also developing a web based product entitled the Physicians Automated Attendant ("PAA"). This product is at an early stage of development. However, it is our intention that this software system would be installed on wireless devices which shall access our website providing patient prescriptions and adjudication of insurance claims. We anticipate that the initial prototypes of this product will be completed during the fourth quarter of the year 2000. We believe that there are a number of companies developing products which will directly compete with the PAA. Further, since this product involves newly deployed technology, there is no assurance that the technology will be successfully developed or that if it is successfully developed, that physicians will utilize such technology at a level that will be financially practicable for our business plan.

         Medical professionals are embracing handheld devices to write prescriptions, access drug databases, remotely access and manage front office operations and communicate more effectively with patients, staff and other health care providers. No company is currently providing medical professionals with up to the minute news and information about the profession and/or their medical specialty.

HEALTHCARE INDUSTRY CONSUMER PRODUCTS

         The centerpiece of our consumer products strategy is our website located at www.thehealthchannel.com. We have engineered our web site completely in-house, through the efforts of our web design team and in close collaboration with new content and database integration partners. The site provides increased ease of navigation, enhanced personalization, interaction through on-line chat communities, increased ad and sponsorship banner space and healthcare management via the "Conditions & Symptoms" research tool. The site focuses on alternative care as well as traditional medicine and provides offerings for consumer and professional users. The site was built utilizing the latest hardware and back end systems that have been tested and configured for optimal performance, reliability, stability and efficiency. We have entered into an agreement with NewsEdge, to provide eHealth content consisting of approximately 90 articles daily which are added to thehealthchannel.com's growing content database. Our agreement requires that we pay NewsEdge one installment of $15,000. We have entered into an agreement with Integrative Medicine, to provide various eHealth content databases and weekly medical-alert newsletters. Our agreement requires that we pay Integrative Medicine an annual fees of $80,000 in monthly installments of $6,667 each. To date, we have made three installment payments totaling $20,001. The annual fees will go up to $120,000 per year in September.

         We have entered into an agreement with EarthLink.com, a general internet portal, to provide ready access to our site for EarthLink subscribers clicking the healthcare heading on the EarthLink portal. Our agreement with EarthLink provides for a one year commitment requires that we pay EarthLink.com $36,000 in four (4) installments of $9,000 each. To date, we have made one installment payment to EarthLink.com of $9,000. Lastly, thehealthchannel.com has an arrangement with the National Institute of Health to incorporate, publish and "private label" content and content links from the National Library of Medicine's MEDLINEplus web site. Our agreement with the National Institute of Health requires no payment of money.

         We also develop health-related content and programming for our world wide web targeted at consumer access vis-a-vis the Internet, web-TV and/or other means of network access.

         We intend to enter into strategic alliances and business relationships. These come in many different forms. For example, medical education, alternative medicine, pharmacy, library, and journals may enter into relationships with us to provide information to our web site ("Information Relationships") Concerning Information relationships, we presently have two information relationships with NewsEdge and Integrative Medicine as further detailed above.

         We also expect to have numerous relationships with third party e-commerce companies offering their products and services to thehealthchannel.com users. This will either be through direct advertising of the third party e-commerce site on thehealthchannel.com site or through a commission agreement whereby we would receive a commission for any product purchased from the third party e-commerce site by thehealthchannel.com user. In this regard, we have entered into eight affiliate agreements with other health oriented web sites such as vitamins.com and mothernature.com. These agreements provide us with revenues (ranging from 10% to 20% of the sale) in the event users are introduced to our affiliate sites through our website and products or services are ordered. We have only recently commenced these affiliate relationships and have received only a nominal amount of revenue as of the date of this Prospectus. As a result of the recent commencement of these relationships, it would be speculative to forecast any future sales or sales growth.

         On September 9, 1999, we entered into an agreement with 24/7 Media, Inc. ("24/7"). 24/7 operates a network of Internet Web sites (the "24/7 Network") for which it solicits advertisers, advertising agencies, buying services or others ("Advertisers") regarding the placement of advertising banners and similar devices and sponsorships ("Advertising") for display on pages, screens, and other segments or spaces on Internet Web sites. We granted 24/7 the worldwide exclusive right to sell all Advertising on the Company's web site for a term of one year. For all advertising revenues generated by 24/7, we will pay 24/7 a percentage based upon the number of impressions on our web site according to the following chart:


     Number of Impressions                   Percentage Retained by 24/7
     Delivered in Preceding Month            for Current Month
     ----------------------------            -----------------
     0 to 2,000,000                          50%
     2,000,000 to 2,999,999                  45%
     3,000,000 to 4,999,999                  40%
     5,000,000 to 14,999,999                 35%
     15,000,000+                             30%

         To date, we have generated only minimal revenue from this agreement with 24/7. We did not begin accruing any advertising revenue from the 24/7 agreement.

         We have implemented an "anywhere, anytime" strategy whereby we intend to attract a segment of the market that may not be reachable through traditional browser limited web sites. Our website is already available to Palm and Pocket PC device users through http://www.avantgo.com and to wireless Palm devices through http://www.palm.net. We intend to extend its reach in this market by launching WAP (wireless application protocol) or web-enabled phone applications in the coming weeks. We are the only healthcare web site to receive a four star rating on the palm.net web site. A four star rating is only awarded to web sites that are considered to be "good" in meeting 3Com's criteria (see http://beta.palm.net/apps/users/main/1,10190,00.html/?ACTION=Rating) (see http://beta.palm.net/apps/users/download/1,1051,1477,00.html).

         The emergence of the Internet as a significant communications medium is driving the development and adoption of Web content and commerce applications that offer both convenience and value to consumers, as well as unique marketing opportunities and reduced operating costs to business. A growing number of consumer and trade customers have begun to conduct business on the Internet including paying bills, booking airline tickets, trading securities and purchasing consumer goods (e.g., personal computers, consumer electronics, compact disks, books, groceries and vehicles). Moreover, online transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

COMPETITION

         The online commerce industry, particularly on the Internet, is new, rapidly evolving and intensely competitive, which we expect to intensify in the future. Barriers to entry are minimal, allowing current and new competitors to launch new Web sites at a relatively low cost. We currently or potentially compete with other companies which have health care websites. These competitors include InteliHealth, OnHealth, Web MD, Koop.com, and YourHealth.com.

         We believe that the principal competitive factors in its market are brand name recognition, wide selection, personalized service, ease of use, 24-hour accessibility, customer service, convenience, reliability, quality of search engine tools, and quality of editorial and other site content. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other websites may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of our competitors may be able to devote greater resources to marketing and promotional campaigns, and devote substantially more resources to Web site and systems development than we do. Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

         We face well-financed competition from other companies competing in the health sector on the Internet, such as Healtheon, WebMD, and Drkoop. Recently, Healtheon and WebMD announced that they were merging.

There is no guarantee that we will be able to compete against these companies or any other companies that might enter the Internet health sector.

INTELLECTUAL PROPERTY

         We currently have an application pending with the United States Patent and Trademark Office ("PTO") for registration of the name "thehealthchannel.com" as a trademark. We have also registered the website domain name of www.thehealthchannel.com.

         We do not rely on proprietary technology in providing its healthcare information over the Internet. While we use technology which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

         We have no collective labor agreements.

EMPLOYEES

         As of the date hereof, we have four full-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with its employees. We believe that our employee relationships are satisfactory. Long term, we will attempt to hire additional employees as needed based on its growth rate.

PROPERTIES AND FACILITIES

         Our main administrative offices are located at 260 Newport Center Drive, Suite 250, Newport Beach, California 92660, consisting of 1,284 square feet, with a monthly lease payment of $3,852 per month, pursuant to a sublease agreement.

LITIGATION

         We have been named as a cross-defendant in a cross-complaint filed by Michael Grandon in an action pending in the Superior Court State of California for the County of San Francisco, Case No. 307364. This action was initiated by BioLogix International, Ltd. against Michael Grandon on October 22, 1999. The complaint of BioLogix International, Ltd. alleges causes of action against Michael Grandon for: (1) temporary restraining order and preliminary and permanent injunction; (2) breach of fiduciary duty; (3) fraud by intentional misrepresentation; (4) conversion; (5) possession of personal property; (6) declaratory relief; and (7) accounting. The claims alleged by BioLogix International, Ltd. relate to the actions and conduct of Mr. Grandon while an officer and director of BioLogix International, Ltd. We are named as a cross-defendant in the cross-complaint of Michael Grandon in a cause of action for breach of contract based upon an alleged employment agreement between Michael Grandon and BioLogix International Ltd. Mr. Grandon claims that this alleged employment agreement is our responsibility based upon our purchase of the internet related assets of BioLogix International Ltd. We were served with the cross-complaint on December 14, 1999. Mr. Grandon seeks $400,000 in damages and options to purchase one million shares of BioLogix stock. We have answered the cross-complaint denying the allegations of Mr. Grandon. We are aggressively against defending against the claims asserted by Mr. Grandon.

         To the best knowledge of management, there is no other material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


         Our directors and officers are as follows:

         Name                                   Age                    Office
         -------------------------------------------------------------------------
         Donald J. Shea                         66              Chief Executive Officer, President, and
                                                                Chairman of the Board of Directors

         Thomas Lonergan                        50              Chief Operating Officer, Vice
                                                                President, Secretary, Chief
                                                                Financial Officer, and Director

         Balazs Imre Bodai,
         M.S., M.D.                             45              Director

         Jeffrey H. Berg,
         MBA, Ph.D.                             59              Director

         Joseph Song, M.D.,
         F.A.C.C.                               40              Director

DONALD J. SHEA, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN. From 1995 through 1997, Mr. Shea was Marketing Consultant to Marketing Insights, Inc., a new product development Company in Princeton, New Jersey. Prior to that he was President of Avonwood Capital Corporation, Philadelphia, Pennsylvania, a Venture Capital/Management Consulting firm; and President of Brilliant Enterprises, Inc., Philadelphia, Pennsylvania, a dental products manufacturer. Mr. Shea was also the former President and CEO of Clairol, Inc., a Division of Bristol-Myers Squibb, former Vice-President of Bristol-Myers Squibb. Mr. Shea brings over 35 years of consumer products marketing and general management experience to the Company.

THOMAS F. LONERGAN, MA, CHIEF OPERATING OFFICER, VICE PRESIDENT, SECRETARY, CHIEF FINANCIAL OFFICER, AND DIRECTOR. Mr. Lonergan was the co-founder and Vice Chairman of The IQ NOW Corporation, a deliverer of healthcare information on the Internet from 1992 through 1999. Previously, he was a Regional Director of Cardiology for Tenet Medical Group, former Director of Clinical Services at Downey Community Hospital, and has been a hospital administrator for 20 years. He was responsible for $70 million budget and manages over 200 employees. For 11 years he has been an instructor and director of medical technology at Coast College. Mr. Lonergan is co-founder of the American College of Cardiovascular Administrators. He has an Associate of Arts (Pre-Medicine) from Cerritos Junior College (1971), a Bachelor of Science (Pre-Medicine) from the University of California, Irvine (1973), and an Executive Masters Degree of Business Administration from Pepperdine University (1990).

BALAZS IMRE BODAI, M.D., DIRECTOR. From 1985 and continuing through the present, Dr. Bodai is the Chief of Surgery at Kaiser Permanente Medical Center, Sacramento, California. He is also President of B and B Medical Research Technology, Inc., Sacramento, California; an Associate Clinical Professor of Surgery at the University of California at Davis; a Consultant to COAT, Johnson & Johnson, Newark, New Jersey; and a Senior Consultant to Sontek Medical, Inc., Higham, Massachusetts. "Ernie" holds a Bachelor of Science and Master of Science Degrees from the School of Medicine at the University of California at Los Angeles, and a Doctor of Medicine Degree from the University of California at Davis. He is author and co-author of over 120 scientific and clinical publications in various of the leading medical journals, author of a surgery text book, and is well-recognized within the field of emergency and critical care medicine.

JEFFREY H. BERG, PH.D., DIRECTOR. Dr. Berg holds an MBA and Ph.D. in Chemistry from New York University. From September 1995 through the present, he is a senior research analyst for M.H. Meyerson & Co., Inc. From 1991 through the present, he is the President of Health Care Insights. Mr. Berg was Chicago Corporation's senior medical advisor from 1991 to 1992. Mr. Berg was security analyst for William K. Woodruff & Co. from 1990 to 1991 and Vice-President of Research for J.C. Bradford & Co. from 1987 to 1990. From 1981 to 1987 he was Vice-President of the Health Care Division of PA Consulting Services, Inc. of London, England, specializing in international technology and new product surveillance, venture capital investment, acquisition studies, and state-of-the-art for diverse areas of health care. During the 1970s, Mr. Berg developed products and conducted research for General Foods, the Patient Care Division of Johnson & Johnson Products, Inc., the Consumer Products Division of Ortho Pharmaceutical Corporation; and staffed and supervised scientists and engineers at the R&D laboratories for development of varied medical and health care products within the Johnson & Johnson family of companies. Dr. Berg holds several patents in the area of biosensor and disposable electrode technology. He has published a number of articles on topics such as biosensors, cancer therapy, biopharmaceuticals, drug infusion devices and industrial biotechnology. Dr. Berg serves as a liaison with the investment banking and scientific communities.

JOSEPH SONG, M.D., F.A.C.C., DIRECTOR. From 1994 through the present, Dr. Song has his own practice in Interventional Cardiology. From 1991 through 1994, he was an Interventional Cardiologist with Internal Medicine Specialists Medical Group, Inc. He is a Lecturer and Moderator at Downey Foundation Hospitals. Dr. Song is Clinical Assistant Professor of Medicine/Cardiology at the College of Osteopathic Medicine of the Pacific in California and a member of the Teaching Staff of the Family Practice Internship/Residency Program at Rio Hondo/Downey Community Hospital, California. He is certified by the American Board of Internal Medicine and the American Board of Cardiovascular Diseases. Dr. Song received an A.B. in Physics from Washington University in St. Louis Missouri in 1982 and his M.D. from University of Missouri-Columbia School of Medicine in 1986.

                             EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION

                  The following table and attached notes sets forth the compensation of our executive officers and directors during the last fiscal year.

----------------------------------------------------------------------------------------------------------------------------
                                                                                     Long Term Compensation
                                                                                     ----------------------
                                      Annual Compensation                       Awards                     Payouts
                          -------------------------------------------    ---------------------------------------------------
                                                         Other           Restricted     Securities
Name and Principal                                       annual          Stock          Underlying    LTIP      All Other
Position                  Year       Salary     Bonus    Compenstaion    Awards         Options/SARs  Payouts   Compensation
----------------------------------------------------------------------------------------------------------------------------
Donald J. Shea,
Chief Executive           1999      0-           -0-      None            32,000         -0-          None       None
Officer(l)                2000      $144,000     -0-      -0-            486,957         -0-          None       None

----------------------------------------------------------------------------------------------------------------------------
Thomas P.
Lonergan, Chief           1999      0-           -0-      None            52,000         -0-          None       None
Operating Officer,        2000      $144,000     -0-      None           486,957         -0-          None       None
Vice President,
Chief Financial
Officer, Secretary
----------------------------------------------------------------------------------------------------------------------------
All officers as a         1999      0-           -0-      None            84,000         -0-          None       None
group (2 persons)         2000      $288,000     -0-      None           973,914         -0-          None       None
----------------------------------------------------------------------------------------------------------------------------

NOTES TO EXECUTIVE COMPENSATION

         The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

         During the 1999 fiscal year, beginning July 28, 1999 (inception) through December 31, 1999, no Officer or Director received any cash consideration for salary, nor any aggregate remuneration for health insurance and expenses, in excess of $40,000.

         During the 1999 fiscal year, beginning July 28, 1999 through December 31, 1999, even though their employment agreements provide for salary on an annual basis, all officers agreed to forego their cash compensation until we were better financed. Two officers received shares of common stock in lieu of salary.

EMPLOYMENT AGREEMENTS

         We have an employment agreement with Donald J. Shea, its President, dated September 1, 1999. This agreement has a term of three years and provides for salary of $144,000 per year, four weeks of vacation per year, and eligibility to participation in all Company benefit programs. There is no severance provision.

         We have an employment agreement with Thomas P. Lonergan, its Vice President, Chief Operations Officer, Secretary, and Chief Financial Officer, dated September 1, 1999. This agreement has a term of three years and provides for salary of $144,000 per year, four weeks of vacation per year, and eligibility to participation in all Company benefit programs. There is no severance provision.

                              CERTAIN TRANSACTIONS


         We have a Consulting Agreement with Jeffrey Berg, a director of the Company, whereby, for a one time payment of 7,333 shares of common stock of the Company, Mr. Berg assists us in locating, negotiating, and managing its financing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         We have received a loan from Laguna Pacific Partners, L.P., a Delaware Limited Partnership for $250,000. (See Liquidity and Capital Resources) In connection with this loan, we issued a warrant to Laguna Pacific Partners. One of the beneficial owners of Laguna Pacific Partners is also of counsel to Horwitz & Beam, Inc., which is legal counsel to the Company.

         On January 5, 2000, we entered into a Consulting Agreement with Lawrence W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services to us. For services rendered under the Consulting Agreement, we issued Mr. Horwitz 1,250,000 shares of common stock of the Company (the "Shares"). The Shares were registered on Form S-8. Mr. Horwitz is of counsel to Horwitz & Beam, Inc., which is legal counsel to the Company.


              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS


         The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 18, 2000 by: (i) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of our directors, and (iii) all directors and officers as a group.

                                             Shares of                           Percent of
Name and Address                          Common Stock(1)                          Class(2)
----------------                          ---------------                      --------------
Donald J. Shea(2)                              635,484                          *
Thomas P. Lonergan(2)                        1,349,025                          1.7%
Balazs Imre Bodai, M.S., M.D.(2)               514,566                          *
Jeffrey H. Berg, MBA, Ph.D.(2)                 520,575                          *
Joseph Song, M.D.(2)                           914,106                          3.3%
All Officers and Directors
as a Group (5 persons)                       3,933,756                          5.0%

---------------
*        Less than one percent

(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2) c/o our address: 260 Newport Center Drive, Suite 250, Newport Beach, California 92660.

                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders.


---------------------------------------------------------------------------------------------------------------------------
                                                                                           SHARES OF COMMON    PERCENTAGE
                                                                             SHARES OF     STOCKS UNDERLYING    OWNED IF
                            NAME OF SELLING STOCKHOLDER                        COMMON        THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
    1     Swartz Private Equity, LLC                                           93,750,000          12,825,000    57.21
---------------------------------------------------------------------------------------------------------------------------
    2     Laguna Pacific Partners, L.P.                                                 0           2,500,000      *
---------------------------------------------------------------------------------------------------------------------------
    3     Les Dube and Irene Dube                                               1,578,999                   0      *
---------------------------------------------------------------------------------------------------------------------------
    4     Institute for Medical Studies, Inc. defined Benefit Pension
          Plan                                                                    133,333           1,333,333      *
---------------------------------------------------------------------------------------------------------------------------
    5     R+R Enterprises, a Corporation Attn: John Peter McBride                  46,666              46,666      *
---------------------------------------------------------------------------------------------------------------------------
    6     Daniel Stryker                                                           54,054              54,054      *
---------------------------------------------------------------------------------------------------------------------------
    7     Eric Garcia                                                               6,000               6,000      *
---------------------------------------------------------------------------------------------------------------------------
    8     Sandrine Cassidy                                                          6,000               6,000      *
---------------------------------------------------------------------------------------------------------------------------
    9     J.L. Sommier                                                              1,000               1,000      *
---------------------------------------------------------------------------------------------------------------------------
   10     Dorothy Ernst                                                             1,000               1,000      *
---------------------------------------------------------------------------------------------------------------------------
   11     Jeffrey J. Heilman, an individual                                        12,820              12,820      *
---------------------------------------------------------------------------------------------------------------------------
   12     William L. Heilman, TTEE or Marilyn B. Heilman, TTEE FBO The
          Heilman Living Trust                                                     25,641              25,641      *
---------------------------------------------------------------------------------------------------------------------------
   13     Charles J. Najarian & Adlene L. Ichien Joint Account                     69,444              69,444      *
---------------------------------------------------------------------------------------------------------------------------
   14     David Stanley, an individual                                              6,818               6,818      *
---------------------------------------------------------------------------------------------------------------------------
   15     Christopher Armstrong, an individual                                     22,727              22,727      *
---------------------------------------------------------------------------------------------------------------------------
   16     Douglas J. Winters, an individual                                        22,727              22,727      *
---------------------------------------------------------------------------------------------------------------------------
   17     Leslie Dube, an individual                                              128,205             128,205      *
---------------------------------------------------------------------------------------------------------------------------
   18     James C. Bridgeman, an individual                                        25,641              25,641      *
---------------------------------------------------------------------------------------------------------------------------
   19     Troy M. Pelfey, an individual                                            11,364              11,364      *
---------------------------------------------------------------------------------------------------------------------------

----------------------------
(1)  This number includes 3,450,000 common shares issuable upon exercise of outstanding commitment warrants. This number also includes (solely for purposes of this prospectus) up to an aggregate of 93,750,000 shares of our common stock that we may sell to Swartz pursuant to the investment agreement, 8,522,727 shares underlying put warrants issued pursuant to the investment agreement, and
852,273 shares issuable upon exercise of purchase warrants issuable in connection with the investment agreement, which shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the
Exchange Act before their acquisition by Swartz. It is expected that Swartz will not beneficially own more than 9.9% of our standing common stock at any time.


                                       30

---------------------------------------------------------------------------------------------------------------------------
                                                                                           SHARES OF COMMON    PERCENTAGE
                                                                             SHARES OF     STOCKS UNDERLYING    OWNED IF
                            NAME OF SELLING STOCKHOLDER                        COMMON        THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
   20     Jeffrey Scott Greene, an individual                                      22,727              22,727      *
---------------------------------------------------------------------------------------------------------------------------
   21     Fred Brader, an individual                                               76,923              76,923      *
---------------------------------------------------------------------------------------------------------------------------
   22     Wayne A. Frost, an individual                                            25,641              25,641      *
---------------------------------------------------------------------------------------------------------------------------
   23     Dan W. Stephens, an individual (20)                                     138,888             138,888      *
---------------------------------------------------------------------------------------------------------------------------
   24     Bruce and Chieko Planck TTEES FBO The Planck Family Trust                 4,848               4,848      *
---------------------------------------------------------------------------------------------------------------------------
   25     Lucy Wells, an individual                                                75,757              75,757      *
---------------------------------------------------------------------------------------------------------------------------
   26     Jim Achen Jr., an individual                                             13,888              13,888      *
---------------------------------------------------------------------------------------------------------------------------
   27     Joe Engelbrecht, an individual                                           83,333              83,333      *
---------------------------------------------------------------------------------------------------------------------------
   28     Daniel B. Guinn, an individual                                           55,555              55,555      *
---------------------------------------------------------------------------------------------------------------------------
   29     Les Couchman, an individual                                              11,364              11,364      *
---------------------------------------------------------------------------------------------------------------------------
   30     A.G. Edwards & Sons Custodian for Paula S. Blum                          33,333              33,333      *
---------------------------------------------------------------------------------------------------------------------------
   31     Patty Brader, an individual                                              12,821              12,821      *
---------------------------------------------------------------------------------------------------------------------------
   32     Lesley & Steven Olswang                                                  44,642              44,642      *
---------------------------------------------------------------------------------------------------------------------------
   33     Mark D. Dubin                                                            44,642              44,642      *
---------------------------------------------------------------------------------------------------------------------------
   34     Stephen & Laura Knight                                                    3,571               3,571      *
---------------------------------------------------------------------------------------------------------------------------
   35     Wayne Samarzich, an individual                                          100,000             100,000      *
---------------------------------------------------------------------------------------------------------------------------
   36     Greg Boston, an individual                                                2,273               2,273      *
---------------------------------------------------------------------------------------------------------------------------
   37     Craig Hoad, an individual                                                 1,590               1,590      *
---------------------------------------------------------------------------------------------------------------------------
   38     Charles J. Najarian & Adlene L. Ichien                                  123,056             123,056      *
---------------------------------------------------------------------------------------------------------------------------
   39     Ronald and/or Jeanette Bear                                               3,571               3,571      *
---------------------------------------------------------------------------------------------------------------------------
   40     Jesse DeCastro, an individual                                            38,462              38,462      *
---------------------------------------------------------------------------------------------------------------------------
   41     James William McInroy                                                    37,735              37,735      *
---------------------------------------------------------------------------------------------------------------------------
   42     Jayne Clark, an individual                                               37,037              37,037      *
---------------------------------------------------------------------------------------------------------------------------
   43     Leslie and Irene Dube, Individual                                       250,000             250,000      *
---------------------------------------------------------------------------------------------------------------------------
   44     Robert D. Sarno, an individual                                           47,619              47,619      *
---------------------------------------------------------------------------------------------------------------------------
   45     David Poncoe                                                             54,348              54,348      *
---------------------------------------------------------------------------------------------------------------------------
   46     Marcela D. Uson                                                          10,204              10,204      *
---------------------------------------------------------------------------------------------------------------------------
   47     The Kellin Revocable Living Trust                                       200,000             200,000      *
---------------------------------------------------------------------------------------------------------------------------
   48     James E. Scrimger, an individual                                         11,628              11,628      *
---------------------------------------------------------------------------------------------------------------------------
   49     The Dowell Revocable Inter Vivos Trust                                   83,333              83,333      *
---------------------------------------------------------------------------------------------------------------------------
   50     Daniel B. Guinn, an individual                                           52,632              52,632      *
---------------------------------------------------------------------------------------------------------------------------
   51     Michael Osburn, an individual                                            22,000              22,000      *
--------------------------------------------------------------------------------------------------------------------------
   52     Wayne Samarzich, an individual                                           50,000              50,000      *
---------------------------------------------------------------------------------------------------------------------------
   53     Wayne & Cheryl Samarzich                                                 33,000              33,000      *
---------------------------------------------------------------------------------------------------------------------------
   54     LifeSpan International                                                  200,000             200,000      *
---------------------------------------------------------------------------------------------------------------------------


                                       31

---------------------------------------------------------------------------------------------------------------------------
                                                                                           SHARES OF COMMON    PERCENTAGE
                                                                             SHARES OF     STOCKS UNDERLYING    OWNED IF
                            NAME OF SELLING STOCKHOLDER                        COMMON        THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
   55     LifeSpan International                                                   86,207              86,207      *
---------------------------------------------------------------------------------------------------------------------------
   56     Clell Gladson, an individual                                             45,455              45,455      *
---------------------------------------------------------------------------------------------------------------------------
   57     Allen Thayer                                                             16,666              16,666      *
---------------------------------------------------------------------------------------------------------------------------
   58     Roger Thayer, an individual                                              11,111              11,111      *
---------------------------------------------------------------------------------------------------------------------------
   59     Margarita S. Pham, an individual                                         55,556              55,556      *
---------------------------------------------------------------------------------------------------------------------------
   60     Kimberly S. Thayler, an individual                                       83,333              83,333      *
---------------------------------------------------------------------------------------------------------------------------
   61     David Sun, an individual                                                 11,111              11,111      *
---------------------------------------------------------------------------------------------------------------------------
   62     David and Edna Thayer                                                   361,111             361,111      *
---------------------------------------------------------------------------------------------------------------------------
   63     W. Craig & Gretchen A. Hoad                                               5,882               5,882      *
---------------------------------------------------------------------------------------------------------------------------
   64     Christopher T. Lane and Sonia R. Lane                                    31,250              31,250      *
---------------------------------------------------------------------------------------------------------------------------
   65     Ashok Chopra, M.D.                                                       93,750              93,750      *
---------------------------------------------------------------------------------------------------------------------------
   66     David Keschner, M.D.                                                     43,750              43,750      *
---------------------------------------------------------------------------------------------------------------------------
   67     Rich Scrimger                                                            11,628              11,628      *
---------------------------------------------------------------------------------------------------------------------------
   68     Mr. D.W. Barrick - Barrick Properties, LLC                               41,667              41,667      *
---------------------------------------------------------------------------------------------------------------------------
   69     Michael Y. Meganck, an individual                                       142,857             142,857      *
---------------------------------------------------------------------------------------------------------------------------
   70     Elaine D. Thayer, an individual                                           1,000               1,000      *
---------------------------------------------------------------------------------------------------------------------------
   71     Phillip N. Miller, IV, an individual                                      3,212               3,212      *
---------------------------------------------------------------------------------------------------------------------------
   72     Luis and Angela Saavedra                                                 85,714              85,714      *
---------------------------------------------------------------------------------------------------------------------------
   73     Joseph Ynfante, an individual                                            45,455              45,455      *
---------------------------------------------------------------------------------------------------------------------------
   74     Robert Herthel, an individual                                            38,462              38,462      *
---------------------------------------------------------------------------------------------------------------------------
   75     Ross Thayer, an individual                                               35,714              35,714      *
---------------------------------------------------------------------------------------------------------------------------
   76     Charles Najarian                                                         50,000              50,000      *
---------------------------------------------------------------------------------------------------------------------------
   77     Kimberly S. Thayler, an individual                                       27,273              27,273      *
---------------------------------------------------------------------------------------------------------------------------
   78     Less and Irene Dube, JTWROS                                             200,000             200,000      *
---------------------------------------------------------------------------------------------------------------------------
   79     Shaker Radman, Jr., an individual                                        38,462              38,462      *
---------------------------------------------------------------------------------------------------------------------------
   80     Richard M. Fematt, an individual                                         38,462              38,462      *
---------------------------------------------------------------------------------------------------------------------------
   81     Salah Yacomb, an individual                                              38,462              38,462      *
---------------------------------------------------------------------------------------------------------------------------
   82     Ali Awad, an individual                                                  19,230              19,230      *
---------------------------------------------------------------------------------------------------------------------------
   83     Terrie Mitchell, an individual                                           45,555              45,555      *
---------------------------------------------------------------------------------------------------------------------------
   84     Wail S. Radwan, an individual                                            23,077              23,077      *
---------------------------------------------------------------------------------------------------------------------------
   85     Vang Lai, an individual                                                  42,308              42,308      *
---------------------------------------------------------------------------------------------------------------------------
   86     Terri Mitchell, an individual                                            25,000              25,000      *
---------------------------------------------------------------------------------------------------------------------------
   87     Eric G. Lee, an individual                                               18,182              18,182      *
---------------------------------------------------------------------------------------------------------------------------
   88     Regina Marie Hovey & Leland Dele Ronningen, individual                   54,545              54,545      *
---------------------------------------------------------------------------------------------------------------------------
   89     Charlotte Anderson, an individual                                        10,000              10,000      *


---------------------------------------------------------------------------------------------------------------------------
                                                                                           SHARES OF COMMON    PERCENTAGE
                                                                             SHARES OF     STOCKS UNDERLYING    OWNED IF
                            NAME OF SELLING STOCKHOLDER                        COMMON        THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
   90     Clell Gladson, an individual                                             30,000              30,000      *
---------------------------------------------------------------------------------------------------------------------------
   91     Randall and Pamela Bertz                                                100,000             100,000      *
---------------------------------------------------------------------------------------------------------------------------
   92     Leslie and Irene Dube, JTWROS                                                 0              21,429      *
---------------------------------------------------------------------------------------------------------------------------
   93     Greg Martinez                                                            12,500              12,500      *
---------------------------------------------------------------------------------------------------------------------------
   94     Jeff Delmonte                                                            12,500              12,500      *
---------------------------------------------------------------------------------------------------------------------------
   95     Richard Peters & Madeline I. Peters                                      23,529              23,529      *
---------------------------------------------------------------------------------------------------------------------------
   96     Ivan Barrett & Marsha Barrett                                            11,765              11,765      *
---------------------------------------------------------------------------------------------------------------------------
   97     Bob Ludovise                                                            100,000             100,000      *
---------------------------------------------------------------------------------------------------------------------------
   98     Lars Krogius                                                             11,364              11,364      *
---------------------------------------------------------------------------------------------------------------------------
   99     Tris Krogius                                                             11,364              11,364      *
---------------------------------------------------------------------------------------------------------------------------
   100    Wendy Baldyga                                                            25,000              25,000      *
---------------------------------------------------------------------------------------------------------------------------
   101    Dan E. Reiders, MD                                                      200,000             200,000      *
---------------------------------------------------------------------------------------------------------------------------
   102    Ivan Barrett                                                             13,158              13,158      *
---------------------------------------------------------------------------------------------------------------------------
   103    Richard Peters                                                           13,158              13,158      *
---------------------------------------------------------------------------------------------------------------------------
   104    Kenneth M. Greenberg                                                     15,624              15,624      *
---------------------------------------------------------------------------------------------------------------------------
   105    Mario Pastorello                                                         27,777              27,777      *
---------------------------------------------------------------------------------------------------------------------------
   106    Joseph E. Weisz                                                          41,667              41,667      *
---------------------------------------------------------------------------------------------------------------------------
   107    Joseph E. Weisz                                                           8,333               8,333      *
---------------------------------------------------------------------------------------------------------------------------
   108    Mario Pastorello                                                         76,471              76,471      *
---------------------------------------------------------------------------------------------------------------------------
   109    Paul Dunn                                                                10,000              10,000      *
---------------------------------------------------------------------------------------------------------------------------
   110    Gregory J. Martinez                                                      12,500              12,500      *
---------------------------------------------------------------------------------------------------------------------------
   111    Steven J. Weisel                                                         10,000              10,000      *
---------------------------------------------------------------------------------------------------------------------------
   112    Tim D. Branner                                                            5,000               5,000      *
---------------------------------------------------------------------------------------------------------------------------
   113    Trevor J. Greenberg & Henry S. Greenberg                                  5,000               5,000      *
---------------------------------------------------------------------------------------------------------------------------
   114    Henry S. Greenberg                                                       10,000              10,000      *
---------------------------------------------------------------------------------------------------------------------------
   115    Henry S. Greenberg                                                       37,500              37,500      *
--------------------------------------------------------------------------------------------------------------------------
   116    Henry S. Greenberg                                                       18,750              18,750      *
---------------------------------------------------------------------------------------------------------------------------
   117    Kenneth M. Greenberg                                                     15,625              15,625      *
---------------------------------------------------------------------------------------------------------------------------
   118    Mario Pastorello                                                         27,778              27,778      *
---------------------------------------------------------------------------------------------------------------------------
   119    Kevin C. Gilbert                                                         25,000              25,000      *
---------------------------------------------------------------------------------------------------------------------------
   120    Andrew M. Ames & Lisa D. Ames                                            27,778              27,778      *
---------------------------------------------------------------------------------------------------------------------------
   121    Amer Ali                                                                 31,250              31,250      *
---------------------------------------------------------------------------------------------------------------------------
   122    Carlos Tarin Garcia                                                      11,904              11,904      *
---------------------------------------------------------------------------------------------------------------------------
   123    Ruben T. Garcia                                                          11,904              11,904      *
---------------------------------------------------------------------------------------------------------------------------
   124    David L. Thayer & Edna L. Thayer                                         55,556              55,556      *
---------------------------------------------------------------------------------------------------------------------------
                                                              TOTAL SHARES    100,849,599          22,057,492
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

*   PERCENT OWNED IS LESS THAN 1%


                              PLAN OF DISTRIBUTION


      This Prospectus involves: This Offering relates to: (1) the possible sale from time to time of 31,250,000 shares and 4,275,000 shares underlying warrants by Swartz Private Equity, LLC pursuant to an investment agreement, (2) the possible sale, from time to time, by certain shareholders, the "Selling Shareholders," of thehealthchannel.com, Inc. of up to 1,690,680 shares of common stock and 2,097,823 shares underlying warrants of thehealthchannel.com, Inc.; and (3) the possible sale from time to time of 526,333 shares of stock issued in connection with a loan to the Company made by Les Dube and Irene Dube, and (4) the possible sale form time to time of 833,333 shares underlying warrants issued in connection with a bridge to the Company made by Laguna Pacific Partners.

SWARTZ PRIVATE EQUITY, LLC

         This prospectus is registering the possible sale from time to time of 31,250,000 shares and 4,275,000 shares underlying warrants by Swartz. Pursuant to our investment agreement with Swartz Private Equity, LLC, we can place puts to them of our Common stock of up to $30,000,000. The dollar amount of each sale is limited by our common stock's trading volume and a minimum period of time since the last sale. Each sale will be to Swartz. In turn, Swartz may either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio.

SELLING SHAREHOLDERS

         The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will receive payments for sales of the shares made to Swartz under the Investment Agreement but we will not receive any of the proceeds from the sale of the Shares pursuant to this prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

         The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         Swartz is, and the Selling Shareholders, Les Dube and Irene Dube, Laguna Pacific Partners and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Act.

         Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

         Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

LES DUBE AND IRENE DUBE

         In return for making a loan to us, we are issuing 1,579,669 shares to Les Dube and Irene Dube. These shares are being registered in this prospectus and Les Dube and Irene Dube may continue to hold these shares or sell them on the market if this prospectus is effective.

LAGUNA PACIFIC PARTNERS, L.P.

         In return for making a loan to us, we are issuing 833,333 warrants to Laguna Pacific Partners, L.P. The share underlying these warrants are being registered in this prospectus and once it exercises these warrants, Laguna Pacific Partners may sell the underlying shares on the market if this prospectus is effective.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock currently consists of 110,000,000 shares of Common Stock, no par value. We anticipate that our shareholders will authorize an increase in the number of our authorized stock to 175,000,000 at our next shareholder meeting in October. We have no shares of Preferred Stock.

         Our Transfer Agent is Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004.

         The following summary of certain terms of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the our Articles of Incorporation and Bylaws.

COMMON STOCK

         As of the date of this prospectus, there are 79,724,043 shares of Common Stock outstanding. Our Board of Directors is asking our shareholders to approve this reverse stock split at our next Shareholder meeting.

         Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

         Holders of Common Stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Horwitz & Beam, Irvine, California.

                                     EXPERTS

         The Financial Statements that we include in this registration statement, have been included in reliance on the report of Stonefield Josephson, Inc., and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


         The following financial statements are included herein:

         Balance Sheet of the Company as of June 30, 2000 (unaudited) and December 31, 1999 (audited)

         Statements of Operations of the Company for the six months ended June 30, 2000 (unaudited), the fiscal year ended December 31, 1999 (audited), the Period from Inception (September 6, 1999) to December 31, 1999 (audited), and for the period from September 6, 1996 (inception) to June 30, 2000 (unaudited)

         Statements of Cash Flows of the Company for the three months ended June 30, 2000 (unaudited), the fiscal year ended December 31, 1999 (audited), the Period from Inception (September 6, 1999) to December 31, 1999 (audited), and for the period from September 6, 1996 (inception) to June 30, 2000 (unaudited)

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1999


                                    CONTENTS


                                                                   Page
                                                                   ----
INDEPENDENT AUDITORS' REPORT                                        1

FINANCIAL STATEMENTS:
  Balance Sheet                                                     2
  Statement of Operations                                           3
  Statement of Stockholders' Equity                                4-5
  Statement of Cash Flows                                           6
  Notes to Financial Statements                                    7-14


                         INDEPENDENT AUDITORS' REPORT


Board of Directors
thehealthchannel.com, Inc.
Newport Beach, California


We have audited the accompanying balance sheet of thehealthchannel.com, Inc. (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of thehealthchannel.com, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses from operations, has negative cash flows from operations, and its current liabilities exceeds its current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
February 21, 2000

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS


                                                                                           June,             December 31,
                                         ASSETS                                            2000                  1999
                                                                                           ----                  ----
                                                                                        (unaudited)
CURRENT ASSETS:
  Cash                                                                                   $       146,225    $        92,237
  Software development costs                                                                      34,500                  -
  Prepaid expenses                                                                                 7,549            129,399
  Loan receivable                                                                                 63,000             21,000
                                                                                         ---------------    ---------------

          Total current assets                                                                   251,274            242,636

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation and amortization                                                      708,594            838,424

DEPOSITS                                                                                           3,852                  -
                                                                                         ---------------    ---------------
                                                                                         $       963,720    $     1,081,060
                                                                                         ===============    ===============

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES -
  accounts payable and accrued expenses                                                  $       647,352    $       510,967
                                                                                         ---------------    ---------------

STOCKHOLDERS' EQUITY:
  Common stock; $.001 par value, 110,000,000 shares
    authorized, 74,179,327 and 68,881,791 shares issued
    and outstanding (see Note 8), respectively                                                    72,845             68,882
  Additional paid-in capital                                                                   7,133,760          6,200,587
  Subscriptions receivable                                                                             -            (25,000)
  Deficit accumulated during the development stage                                            (6,890,237)        (5,674,376)
                                                                                         ---------------    ---------------
          Total stockholders' equity                                                             316,368            570,093
                                                                                         ---------------    ---------------
                                                                                         $       963,720    $     1,081,060
                                                                                         ===============    ===============


See accompanying independent auditors' report and notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS


                                                                                                                From inception on
                                               Six months ended     Six months ended       Year ended         September 4, 1996 to
                                                June 30, 2000        June 30, 1999      December 31, 1999         June 30, 2000*
                                                -------------        -------------      -----------------         -------------
                                                 (unaudited)          (unaudited)
NET REVENUES                                    $          8         $          -       $              -          $          8

COST OF SALES                                              -                    -                      -                     -
                                                -------------        -------------      -----------------         -------------

GROSS PROFIT                                               8                    -                      -                     8

GENERAL AND ADMINISTRATIVE EXPENSES                1,215,869                    -              3,460,728             4,676,597
                                                -------------        -------------      -----------------         -------------

LOSS FROM CONTINUING OPERATIONS                   (1,215,861)                   -             (3,460,728)           (4,676,589)
                                                -------------        -------------      -----------------         -------------

DISCONTINUED OPERATIONS:
  Loss on discontinued operations                          -             (367,014)              (367,014)           (2,114,398)
  Loss on disposal of segment                              -              (99,250)               (99,250)              (99,250)
                                                -------------        -------------      -----------------         -------------

          Total discontinued operations                    -             (466,264)              (466,264)           (2,213,648)
                                                -------------        -------------      -----------------         -------------

NET LOSS                                        $ (1,215,861)        $   (466,264)      $     (3,926,992)         $ (6,890,237)
                                                =============        =============      =================         =============

NET LOSS PER SHARE, BASIC AND DILUTED           $      (0.02)        $      (0.01)      $          (0.06)
                                                =============        =============      =================

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING, BASIC AND DILUTED                  71,525,888           65,800,000             66,376,490
                                                =============        =============      =================


* The period from inception on September 4, 1996 to December 31, 1999 (audited) and for the six months ended June 30, 2000 (unaudited).



See accompanying independent auditors' report and notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                        Deficit
                                                                                                      Accumulated
                                                        Common Stock     Additional      Stock        during the        Total
                                                        ------------      paid-in     subscriptions   development    stockholders'
                                                      Shares    Amount    capital      receivable        stage          equity
                                                      ------    ------    -------      ----------        -----          ------
SUMMARY

Balance at December 31, 1998, common
  stock restated for 28.22:1 stock split on
  July 28, 1999                                   65,715,459    $65,715   $1,923,535  $  (60,000)     $(1,747,384)   $ 181,866

IVTX

Issuance of common stock from IVTX
  private placement officering (Note 4)              339,130        339      111,860      60,000                       172,199

Issuance of shares for services rendered on
  behalf of the Company (Note 4)                     104,400        105       52,095                                    52,200

THEHEALTHCHANNEL.COM (FORMERLY IVTX)

Contribution of asset from Biologix
  International, Ltd. (Note 3)                                               947,835                                   947,835

Issuance of common stock from private
  placement offering (Note 4)                      1,217,802      1,218      509,322     (25,000)                      485,540

Issuance of common stock related to
  settlement agreements (Note 4)                   1,505,000      1,505    1,795,840                                 1,797,345

Shares given directly by shareholders for
  services rendered on the Company's
  behalf (Note 4)                                                            860,100                                   860,100

Net loss for the year ended
  December 31, 1999                                                                                    (3,926,992)  (3,926,992)
                                                  ----------    -------   ----------    --------       ----------   ----------

Balance at December 31, 1999                      68,881,791     68,882    6,200,587     (25,000)      (5,674,376)     570,093


                                                    (Continued)

See accompanying independent auditors' report and notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)


                                                                                                        Deficit
                                                                                                      Accumulated
                                                        Common Stock     Additional      Stock        during the        Total
                                                        ------------      paid-in     subscriptions   development    stockholders'
                                                      Shares    Amount    capital      receivable        stage          equity
                                                      ------    ------    -------      ----------        -----          ------
Shares exchanged from pools                        1,334,615

Private placement offering                         2,835,208     2,835    659,646                                      662,481

Proceeds received from stock subscriptions                                                25,000                        25,000

Shares issued in settlement of debt (Alphabet
  Media)                                             160,000       160     46,880                                       47,040

Shares issued for services (National
  Securities)                                         10,510        11      5,507                                        5,518

Shares issued for services (Quinn Emanuel)            82,899        83     30,590                                       30,673

Shares issued in settlement of legal matter
  (Beuning and Redding)                              869,304       869    188,735                                      189,604

Shares issued for services (National
  Securities)                                          5,000         5      1,815                                        1,820

Net loss for the six months ended
  June 30, 2000 (unaudited)                                                                            (1,215,861)  (1,215,861)
                                                  ----------   ------- ----------      ---------      -----------   ----------

Balance at June 30, 2000 (unaudited)              74,179,327   $72,845 $7,133,760      $       -      $(6,890,237)  $  316,368
                                                  ==========   ======= ==========      =========      ============  ==========


See accompanying independent auditors' report and notes to financial statements.

                               THEHEALTHCHANNEL.COM, INC.
                             (A DEVELOPMENT STAGE ENTERPRISE)

                                STATEMENT OF CASH FLOWS

                    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                      Six months        Six months        Year ended
                                                                         ended             ended         December 31,
                                                                     June 30, 2000     June 30, 1999         1999
                                                                     -------------     -------------     ------------
                                                                      (unaudited)       (unaudited)
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net loss                                                           $ (1,215,861)     $   (466,264)     $(3,926,992)

  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
    PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
      Depreciation and amortization                                       165,226                 -          135,230
      Loss on disposal of division                                              -            99,250           99,250
      Loss on discontinued operations                                           -           367,014                -
      Non cash expenses from stock issuances                              274,656                 -        2,611,423

  CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Accounts receivable                                                       -                 -              189
      Inventory                                                                 -                 -          (10,312)
      Software development costs                                          (34,500)                -                -
      Prepaid expenses                                                    121,850                 -         (108,447)
      Deposits                                                             (3,852)                -            2,597

    (INCREASE) DECREASE IN LIABILITIES -
      accounts payable and accrued expenses                               136,386                 -          661,157
                                                                     -------------     -------------     ------------

          Net cash used for operating activities                         (556,096)                -         (535,905)
                                                                     -------------     -------------     ------------

CASH FLOWS USED FOR INVESTING ACTIVITIES -
  payments to acquire property and equipment                              (35,396)                -          (25,818)
                                                                     -------------     -------------     ------------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Payment for asset transfer                                                    -                 -          (26,329)
  Cash transferred out                                                          -           (22,551)               -
  Stock subscription receivable                                            25,000                 -          (25,000)
  Loans receivable                                                        (42,000)                -                -
  Proceeds from issuance of capital stock                                       -                 -          682,738
  Proceeds from private placement offering                                662,480                 -                -
                                                                     -------------     -------------     ------------

          Net cash provided by (used for) financing activities            645,480           (22,551)         631,409
                                                                     -------------     -------------     ------------

NET INCREASE (DECREASE) IN CASH                                            53,988           (22,551)          69,686
CASH, beginning of year                                                    92,237            22,551           22,551
                                                                     -------------     -------------     ------------

CASH, end of year                                                    $    146,225      $          -      $    92,237
                                                                     =============     =============     ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
  ACTIVITIES -
    non-cash compensation from stock issuances                       $    274,656      $          -      $ 2,611,423
                                                                     =============     =============     ============


See accompanying independent auditors' report and notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1999



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         GOING CONCERN:

                  The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. This factor raises substantial doubt about the Company's ability to continue as a going concern.

                  Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans also include the sale of additional equity securities. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and will have to cease operations.

         GENERAL:

                  With headquarters in Newport Beach, California, thehealthchannel.com (formerly Innovative Tracking Solutions Corporation or "IVTX") is a comprehensive health information Internet portal that offers a one-step access point for consumers and professionals who want to explore a broad array of health topics. The portal currently indexes other Internet health and health-related sites, has direct links with online health-care information service centers and provides detailed coverage of medical conditions. Consumers may access a global library of health-care information while searching for products and services. The site offers a complete Internet portal for state-of-the-art continuing medical education for professionals.

                  The Company was incorporated under the laws of the state of Delaware on September 4, 1996.

         BUSINESS ACTIVITY:

                  In early 1999, IVTX management determined that the "public" status of IVTX was detrimental to IVTX' operations due to the time and expense burdens of being a public company. IVTX management then decided to take the operations of IVTX "private" by transferring all IVTX assets and liabilities to a newly formed private company and selling the public shell to a suitable company, preferably in the healthcare industry. On April 13, 1999, IVTX obtained written approval of 64.4% of the total voting stock of IVTX, voting "for" taking the operations of IVTX private and selling the public shell to a suitable company.


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1999



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         BUSINESS ACTIVITY, CONTINUED:

                  On April 14, 1999, IVTX transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company, Innovative Tracking Solutions Corporation, a private Nevada corporation, incorporated on March 29, 1999. Innovative Tracking Solutions Corporation was formed by IVTX management specifically for the purpose of taking the operations of IVTX private. The former IVTX officers and directors, Dianna Cleveland, Lee Namisniak and Lou Weiss are the officers and directors of Innovative Tracking Solutions Corporation, the private company. The consideration for the transfer of assets was the assumption of all IVTX's liabilities by the newly formed private company. As a result of this transfer of assets and liabilities and the disposal of the segment of business on April 14, 1999 (which is unrelated to the present business of thehealthchannel.com), the Company has recorded a loss on discontinued operations of $367,014 and a loss on disposal of a segment of $99,250 for the year ended December 31, 1999.

                  In June 1999, IVTX was introduced to thehealthchannel.com, a consumer-based health Internet web site (http://www.thehealthchannel.com). On July 28, 1999, IVTX, pursuant to its bylaws and general Delaware corporate law, acquired a certain asset of Biologix International, Ltd., a Delaware corporation ("Biologix") consisting of thehealthchannel.com web site and its related technology in exchange for the controlling interest in IVTX. In connection with this change of control, IVTX's name was changed to thehealthchannel.com, Inc. on July 28, 1999. The acquisition closed on July 28, 1999.

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE:

                  Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

         CASH:

                  The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1999



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         PROPERTY AND EQUIPMENT:

                  Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred, whereas, additions, renewals, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

         INCOME TAXES:

                  The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which adopts the asset and liability approach to measurement of temporary differences between financial reporting and income tax return reporting. The principal temporary difference is the net operating loss carryforward of approximately $4,500,000 at December 31, 1999. Due to business activity during 1999 (Note 1), there are significant limitations on the Company's ability to utilize this operating loss carryforward. A deferred asset has been provided and completely offset by a valuation allowance, because its utilization does not appear to be reasonably assured. Federal net operating loss carryforward expire on December 31, 2019 and California state net operating loss carryforward expire on December 31, 2004.

         DEVELOPMENT STAGE ENTERPRISE:

                  The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, which is unrelated to the business of Innovative Tracking Solutions Corporation ("IVTX"), and its planned principal operations have not yet commenced. All losses accumulated since inception of thehealthchannel.com (Note 1) have been considered as part of the Company's development stage activities. The operations of IVTX are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company (Note 1).

         NET LOSS PER SHARE:

                  The Company has adopted Statement of Financial Accounting Standard No. 128, Earnings per Share ("SFAS No. 128"), which is effective for annual and interim financial statements issued for periods ending after December 15, 1997. Net loss per share has been computed using the weighted average number of shares outstanding. Common stock equivalents have been excluded since their inclusion would reduce loss per share.


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1999



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS:

                  The Company has adopted Statements of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" and No. 133 "Accounting for Derivative Instruments and Hedging Activities." The Company also adopted Statement of Position No. 98-5 "Reporting on the Costs of Start-up Activities." Adoption of these activities did not materially affect the financial statements.

         INTERIM FINANCIAL STATEMENTS (UNAUDITED):

                  The accompanying unaudited condensed consolidated financial statements for the interim periods ended June 30, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.


(2)      LOAN RECEIVABLE:

         The loan receivable is non-interest bearing, unsecured and due on demand.


(3)      PROPERTY AND EQUIPMENT:

         On July 28, 1999, the Company acquired an asset from Biologix International, Ltd., consisting primarily of thehealthchannel.com website and related technology in exchange for 2,550,000 restricted shares of the Company's common stock. The website asset (a non-monetary asset) acquired was recorded at the transferors' (Biologix International, Ltd.) historical cost basis determined under generally accepted accounting principles.

         Property and equipment is comprised of the following:


                  Website and related technology                               $  947,835
                  Software                                                         25,819
                                                                               -----------

                                                                                  973,654
                  Less accumulated depreciation and amortization                  135,230
                                                                               -----------
                                                                               $  838,424
                                                                               ===========

         Depreciation and amortization expense for the year ended December 31, 1999 amounted to $135,230.


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1999



(4)      STOCKHOLDERS' EQUITY:

         Biologix paid $250,000 for 2,550,000 shares of common stock of IVTX, representing the majority controlling interest held by the officers and directors of IVTX (see Note 3 for the recording of this issuance). This purchase was made pursuant to the exemption from registration set forth in Section 4(1) of the Securities Act of 1933, as amended (the "Act"), as a non-issuer transaction. The facts that make this exemption available are that the officers and directors of IVTX sold their stock to Biologix; IVTX itself did not issue any new stock. Additionally, Biologix agreed to contribute thehealthchannel.com assets and technology to IVTX in exchange for the IVTX shareholders agreeing to split their stock and exchange shares with the shareholders of Biologix. This exchange was made pursuant to the exemption set forth in
         Section 4(1) of the Act as a non-issuer transaction. The facts that make this exemption available are that the IVTX shareholders merely transferred their shares of IVTX (newly named thehealthchannel.com, Inc.) to the shareholders of Biologix who elected to exchange their shares. The shares of stock of IVTX were forward split 28.22-for-one and the IVTX shareholders opted to exchange each share they held of IVTX stock for two shares of common stock of IVTX under its new name of thehealthchannel.com, Inc. and contributed the remaining 26.22 shares each into a share exchange pool. Then approximately 800 Biologix shareholders were provided with the alternative of retaining their Biologix shares or retiring their Biologix shares in exchange for IVTX shares (thehealthchannel.com shares) contained in the exchange pool on a one for one share basis. Approximately 630 Biologix shareholders elected to exchange their Biologix shares for thehealthchannel.com shares from the pool (the "Exchange").

         The Exchange was announced to shareholders of both IVTX and Biologix through press releases and a letter to IVTX shareholders. After the forward stock split, the Company (thehealthchannel.com, Inc. formerly Innovative Tracking Solutions Corporation) had 106,819,557 shares of common stock issued and outstanding. The Exchange began on August 6, 1999 and ended on October 31, 1999 to ensure that all shareholders had enough time and notice to exchange their shares. Following the conclusion of the Exchange period, the Company had approximately 38,000,000 shares reserved for exchange with Biologix shareholders that were not exchanged. The number of authorized shares of common stock was increased to 110,000,000.

         Prior to the April 14, 1999 transfer of the IVTX assets and liabilities (Note 1), the Company had concluded a private placement offering under Rule 504 of Regulation D, whereby 339,130 (post split) shares of common stock were sold at an offering price of $1 per share. This offering resulted in net proceeds of $172,199. Also, the Company issued 104,400 (post split) shares of common stock for services rendered. The services have been recorded at a fair value of $1 per share for a total of $52,200.

         In September 1999, the Company initiated a Rule 506, Regulation D private placement of 1,217,802 restricted shares of the Company's common stock from shares available from the forward stock split and 1,217,802 warrants to purchase restricted shares of the Company's' common stock with an exercise price of $0.75, for proceeds of $510,540, of which $25,000 was received in January 2000. The shares issued and the shares issuable upon exercise of the warrants have piggyback registration rights in the event the Company files a Registration Statement with the Securities and Exchange Commission. The warrants vest immediately and expire two years from the date of issuance.

         The Company issued 1,505,000 shares of common stock for satisfaction of legal settlement agreements the Company entered into for a total of $1,797,345.


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1999



(4)      STOCKHOLDERS' EQUITY, CONTINUED:

         On December 15, 1999, shareholders conveyed 1,559,214 shares of common stock to certain individuals and 252,000 shares of common stock to officers of the Company for satisfaction of expenses and payment of salaries these individuals and officers had rendered on the Company's behalf. This resulted in recording a charge to expense and additional paid in capital of $860,100 for the year.


(5)      ADVERTISING COSTS:

         Advertising costs are expensed when incurred and amounted to approximately $400,000 for the year ended December 31, 1999.


(6)      EMPLOYMENT AGREEMENTS:

         The Company has employment agreements with its chief operating officer and president. The employment agreements provide for a monthly salary of $12,000 each. The agreements commenced on September 1, 1999 and are in effect for three years from that date.


(7)      CONTINGENCIES:

         The Company is involved in other various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

         The Securities and Exchange Commission ("SEC") has alleged that the exchange of shares involving the Biologix shareholders may have been in violation of the Securities Act of 1933 and thereby constituted the making of an unregistered public offering to which the Company continues to disagree. If the SEC were to prevail in its position, it would have a severe and adverse impact on the Company, and the Company's ability to continue as a going concern would be adversely affected. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.

         The Company initiated a private placement of securities during September 1999 which is currently on going. During this period of time, the Company sold securities to investors based on the most recent closing price on the OTC Bulletin Board or the Pink Sheets. The prices at which these securities were sold fluctuated widely, based on fluctuations in the closing prices. The Company is contingently liable in the event that an investor or investors who purchased securities in this private placement asserts a claim that the Company failed to fully disclose the fact that fluctuations in the market would cause adjustments in the price of the private placement. The Company believes that they fully disclosed this risk, however, in the event any shareholder(s) were to successfully prosecute an action against the Company, it may have a severe and adverse effect on the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1999



(7)      CONTINGENCIES, CONTINUED:

         LITIGATION

         The Company has been named as a cross-defendant in a cross-complaint filed by its Former President in an action pending in the Superior Court State of California for the County of San Francisco, Case No. 307364. This action was initiated by Biologix International, Ltd. ("Biologix") against the former President on October 22, 1999 alleging causes of action against the former President for: (1) temporary restraining order and preliminary and permanent injunction; (2) breach of fiduciary duty; (3) fraud by intentional misrepresentation; (4) conversion; (5) possession of personal property; (6) declaratory relief; and (7) accounting. The claims alleged by Biologix relate to the actions and conduct of the former President as an officer and director of Biologix. Thehealthchannel.com is named as a cross-defendant in the cross-complaint of the former President in a cause of action for breach of contract based upon an alleged employment agreement between the former President and Biologix. The former President claims that this alleged employment agreement is the responsibility of Thehealthchannel.com based upon thehealthchannel.com's purchase of the internet related assets from Biologix. Thehealthchannel.com was served with the cross-complaint on December 14, 1999. The former President seeks $400,000 in damages and options to purchase one million shares of Biologix stock. Thehealthchannel.com has answered the cross-complaint denying the allegations and will aggressively defend the claims asserted by the former President. In the event any judgments were brought against the Company, it may have a severe and adverse effect on the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.

         To the best knowledge of management, there is no other material litigation pending or threatened against the Company.


(8)      SUBSEQUENT EVENTS (UNAUDITED):

         REVERSE STOCK SPLIT

         The Board of Directors of the Company have approved and plan to propose to the shareholders for approval, a reverse stock split of 1:3 in the near future. The following chart presents the retroactive treatment of the proposed reverse split as though it had been approved.


                                                                        Net loss per
                                                  Shares issued         share - basic
                                                 and outstanding         and diluted
                                                 ---------------         -----------
             December 31, 1999 (audited)           68,881,791            $     0.06

             1:3 reverse stock split               22,960,597                  0.17

             June 30, 2000 (unaudited)             74,179,327                  0.02

             1:3 reverse stock split               24,726,442                  0.05


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1999



(9)      COMMITMENTS (UNAUDITED):

         OFFERING

         During August 2000, the Company entered into an investment agreement with Swartz Private Equity, LLC to issue and sell, at the Company's option, shares of its common stock for up to an aggregate of $30 million from time to time during a three-year period beginning on the date that the Form SB-2 registration statement is declared effective as filed with the Securities and Exchange Commission during August 2000. This is also referred to as a put right.

         BRIDGE FINANCING

         During August 2000, the Company entered into an agreement to borrow $250,000 from Laguna Pacific Partners L.P., ("Laguna Partners") a Delaware limited partnership. This loan is secured by all assets of the Company, bears interest at 6% per annum and is payable on the earlier of 180 days or within 30 days from the effective date of the Form SB-2 above. In consideration for this loan, Laguna Partners received warrants for common stock equal to the quotient of $250,000 divided by the closing bid of the Company's stock price immediately preceding the effective date of the Form SB-2 above. The term of this warrant is five years and the exercise price is $1.

         During August 2000, the Company entered into an agreement to borrow $250,000 from Les and Irene Dube, ("Dube") individuals. This loan bears interest at 6% per annum and is payable on the earlier of 180 days or within 30 days from the effective date of the Form SB-2 above. In consideration for this loan, Dube received warrants for common stock equal to the quotient of $250,000 divided by the closing bid of the Company's stock price immediately preceding the effective date of the Form SB-2 above.


(10)     NOTE TO INTERIM FINANCIAL STATEMENTS (UNAUDITED):

         In September 1999, the Company initiated a Rule 506, Regulation D private placement of 4,052,973 restricted shares of the Company's common stock from shares available from the forward stock split and 4,052,973 warrants to purchase restricted shares of the Company's' common stock with an exercise price of $0.75, for total net proceeds of $1,035,178, of which $524,638 relates to the first two quarters of the year 2000. The shares issued and the shares issuable upon exercise of the warrants have piggyback registration rights in the event the Company files a Registration Statement with the Securities and Exchange Commission. The warrants vest immediately and expire two years from the date of issuance. This private placement offering is still in process.


See accompanying independent auditors' report.

                           THEHEALTHCHANNEL.COM, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law permits us to indemnify its directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

         In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests . Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the Corporation unless, and only to the extent that, the court in which the action was brought so determines.

         Our Certificate of Incorporation permits us to indemnify our directors except in the event of: (1) a breach of the duty of loyalty to us or our stockholders; (2) an act or omission that involves intentional misconduct or a knowing violation of the law and an act or omission not in good faith; (3) liability arising under Section 174 of the Delaware General Corporation Law, relating to unlawful stock purchases, redemptions, or payment of dividends; or
(4) a transaction in which the potential indemnity received an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         All the following numbers are approximations only.

         SEC Registration Fee                                          $  12,887.56
         Accounting Fees and Expenses                                  $     50,000
         Legal Fees and Expenses                                       $    100,000
         Printing Expenses                                             $     10,000
         Miscellaneous                                                 $      5,000
                                                                       ------------
         Total                                                         $ 177,887.56

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         A.  Sales of Unregistered Securities to Officers & Directors
           -------------------------------------------------------------

         1. In September 1996 upon the inception of IVTX, IVTX issued 800,000 shares of restricted Common Stock to a founder of IVTX and 645,500 shares of restricted Common Stock to a co-founder of IVTX. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         2. In September 1996 through March 1997, IVTX issued 162,500 shares of restricted Common Stock to a director of IVTX, in consideration of consulting services rendered. There was no underwriter involved in this issuance and no commissions were paid to any person. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         3. In March 1997, IVTX conducted a private offering of 25,000 shares of restricted Common Stock at a total offering price of $20,000 to a director of IVTX. IVTX sold and issued the 25,000 shares to the director in exchange for the total cash proceeds of $20,000. There was no underwriter involved in this issuance and no commissions were paid to any person. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         4. In July 1998, IVTX granted options to purchase 250,000 and 200,000 shares respectively of Common Stock in IVTX at an exercise price of $.50 per share to two founding officers, subject to the terms of their employment agreements. The options expire on December 31, 2002. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         5. In August 1998, IVTX issued to two of its officers an aggregate of 468,000 shares of restricted Common Stock subject to the terms of their Employment Agreements referenced herein in Exhibit 10.1 and 10.2 and 20,000 shares of restricted Common Stock to one of the directors as a promotion bonus. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of
         Section 4(2) under the Act.

         6. In August 1998, IVTX issued 250,000 shares of restricted Common Stock each to two licensors, who are also officers of IVTX, in partial fulfillment of the terms of their Licensing Agreements referenced herein in Exhibit 10.3 and 10.5. Before issuance, one officer, as licensor, assigned the total of all 250,000 shares to the other licensor. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         B. Sales of Unregistered Securities to Private Investors
         ---------------------------------------------------------

         1. In September 1996 through May 1997, in order to raise IVTX's initial seed capital for research and development, IVTX conducted a private offering of 637,000 shares of restricted Common Stock to six accredited investors for a total offering price of $637,000. In the offering, IVTX sold 137,000 shares to five accredited investors for the total proceeds of $137,000 and the remaining 500,000 shares offered were subscribed for investment intent by an additional accredited investor for purchase at $1.00 per share. There was no underwriter involved in the issuances of the 137,000 purchased shares and no commissions were paid to any person for any shares in the offering. None of the transactions involved general solicitation or general advertising. Each investor was provided with the Company's private placement memorandum and business plan. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         2. In February 1997 through March 1999, in order to purchase services necessary to the development and marketing of IVTX's product line and to minimize reductions in IVTX's limited capital raised, IVTX conducted private offerings of restricted Common Stock pursuant to
         Section 4(2) of the Act to consultants, contract vendors and legal professionals in exchange for product engineering and development, legal, consulting and marketing services. IVTX issued a total of 184,200 shares of restricted Common Stock to 12 accredited and 23 sophisticated purchasers in exchange for services rendered or to be rendered on behalf of IVTX. The total value of the shares issued (total offering price and proceeds) and the services performed or to be performed was $184,200 and was based on a price of $1.00 per share. There was no underwriter involved in the issuances and no commissions were paid to any person. None of the transactions involved general solicitation or general advertising. Each investor was provided with IVTX's private placement memorandum and business plan. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         3. In July 1997 through February 1999, in order to raise capital that would be needed to launch and maintain the marketing of IVTX' lead product, IVTX conducted a private offering of Common Stock pursuant to Regulation D, Rule 504. The pending sale of the 500,000 shares mentioned in Item B1 above and the potential dilution of the sale once consummated was fully disclosed in IVTX' offering circular which was provided to each investor in the offering. IVTX initially offered 125,000 units of Common Stock at $2.00 per unit. Each Unit consisted of one (1) share of Common Stock ($.001 par value) and three (3) Stock Purchase Warrants. Each Warrant entitled the holder thereof to purchase one (1) share of Common Stock of IVTX. The Warrants were exercisable at $2.00 per share and were set to expire on July 21, 1998. The total offering price of the offering was $250,000 and upon the exercise of all warrants, the total offering price and proceeds of the offering would be $1,000,000. IVTX sold 92,712 units at $2.00 per unit which included 279,536 Warrants. After IVTX' stock became publicly traded, the price of the stock dropped precipitously and IVTX cancelled all remaining unsold warrants and offered individual shares at a reduced purchase price ranging from $1.50 per share to $.50 per share. Specifically, IVTX sold 6,000 shares at $1.50 per share; 14,465 shares at $1.12 per share; 51,500 shares at $1.00 per share; 20,000 shares at $.90 per share; 60,000 shares at $.75 per share; and 30,000 shares at $.50 per share. IVTX sold a total of 274,677 shares of Common Stock to 72 investors in consideration of total cash proceeds of $339,938. IVTX extended the Warrants purchased to expire on December 31, 1998. However, none of the Warrants purchased were ever exercised and all Warrants expired on December 31, 1998. Further and as part of the Rule 504 offering, in order to purchase designs and services necessary to the development and marketing of IVTX' product line and to minimize further reductions in IVTX' limited capital raised, IVTX offered a portion of the Rule 504 shares to consultants, vendors and professionals in exchange for product engineering and development, mold design, equipment and production services and consulting and marketing services. IVTX made such offers only when potential contractors of service were not interested in restricted stock as payment for services. IVTX issued a total of 128,000 shares of Common Stock to 10 purchasers in exchange for services rendered or to be rendered on behalf of the Company and for total proceeds of $155. The total "value" of the shares issued (total offering price and proceeds) and the services performed or to be performed was $256,000 and was based on a price of $2.00 per share consistent with IVTX offering price for Rule 504 shares. The total shares issued in the Rule 504 offering for both cash and services (all listed above) was 402,677 to 82 purchasers and the total proceeds of the offering for same was $315,380 net of $24,713 of offering costs. Each purchaser in the total offering was provided with IVTX' offering circular. There was no underwriter involved in these issuances and no commissions were paid to any person. None of the transactions involved general solicitation or general advertising. The issuances were exempt from the registration provisions of the Act by virtue of Regulation D, Rule 504.

         4. In December 1997, the sale of the 500,000 shares subscribed to by an accredited investor indicated in Item B1 above had not yet been consummated by the investor. However, IVTX was still in need of additional research and development capital. Therefore, the accredited investor who subscribed for the shares offered and agreed to assign his $1.00 subscription rights back to IVTX for all 500,000 shares for designation by IVTX to other investors so that IVTX could continue to raise its ongoing Research & Development capital for its expanding product line. From April 1998 to December, 1998, IVTX offered these subscription rights to 500,000 shares of restricted Common Stock at $1.00 per share via a private offering pursuant to Section 4(2) of the Act for a total offering price of $500,000. IVTX sold 440,366 of these shares to 23 accredited investors and 12 sophisticated investors in consideration of cash proceeds totaling $375,916 net of $41,392 of offering costs. There was no underwriter involved in this issuance and no commissions were paid to any person. Each purchaser was provided with IVTX's current offering circular which disclosed all potential dilution. None of the transactions involved general solicitation or general advertising. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

         All IVTX' sales of stock were made directly with purchasers whom IVTX' officers had a pre-existing relationship with or that came from personal referrals. None of the transactions involved general solicitation or general advertising. Proceeds from the sale of the shares were applied towards the continuing development and marketing of its products and working capital.

         In the Acquisition which closed on July 28, 1999, BioLogix paid $250,000 for 2,550,000 shares of common stock of IVTX , representing the majority controlling interests held by the officers and directors of IVTX. This issuance was exempt from the registration provisions of the Act by virtue of
Section 4(1) of the Act, as transactions by any person other than an issuer, underwriter, or dealer. Additionally, BioLogix agreed to contribute its thehealthchannel.com assets and technology to IVTX in exchange for the IVTX shareholders agreeing to split their stock and exchange shares with the shareholders of BioLogix. This exchange was made pursuant to the exemption set forth in Section 4(1) of the Act. The shares of stock of IVTX were forward split 28.22-for-one and the IVTX shareholders agreed to exchange each share they held of IVTX stock for two shares of common stock of IVTX under its new name of thehealthchannel.com, Inc. and exchange the remaining 26.22 shares each with the shareholders of BioLogix on a one-for-one basis (the "Exchange").

         On July 13, 1999, the Company entered into a Consulting Agreement with Ocean View Management, LLC. Under the Consulting Agreement, Ocean View Management received a one time payment of 75,000 shares of common stock of the Company. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Consulting Agreement are restricted securities as defined in Rule 144.

         On August 11, 1999, the Company entered into an Agreement for Financial Public Relation Services with Market Pathways Financial Relations Incorporated. Under the Agreement for Financial Public Relations Services, Market Pathways Financial Relations Incorporated received a one time payment of 85,000 shares of common stock of the Company. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Agreement are restricted securities as defined in Rule 144.

         On September 24, 1999, the Company commenced a private offering to accredited investors only of units, each unit consisting of one share of the Company's Common Stock and one Warrant exercisable for a term of two years (the "Units"). The Company originally priced this offering at $0.75 per Unit with a $0.75 exercise price on the Warrants. However, the price of the Company's publicly traded stock dropped precipitously since the beginning of this private offering and the Company has lowered the purchase price of the Units and the corresponding exercise price on the Warrants. To date, the Company has sold a total of 5,511,063 Units to 120 accredited investors for total gross proceeds of $1,581,698. To date, no investor has exercised any warrants purchased in the current offering. The Private Placement is exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement are restricted securities as defined in Rule 144. This Private Placement was closed on August 29, 2000. See the "Selling Shareholders" section of the prospectus for a complete list of the investors in the Private Placement.

         On January 5, 2000, we entered into a Consulting Agreement with Lawrence W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services to us. For services rendered under the Consulting Agreement, we issued Mr. Horwitz 1,250,000 shares of common stock of the Company (the "Shares"). The Shares were registered on Form S-8.

         On August 5, 2000, The Company approved the issuance of 1,619,958 restricted shares to 12 officers, directors and consultants in payment for services rendered to the Company.

         On July 27, 2000, the Company enacted the 2000 Incentive and Nonstatutory Stock Option Plan (the "Plan") which has reserved for issuance 5,000,000 options to purchase shares of Common Stock of the Company for key employees and consultants. To date, no options have been issued under the plan and no options have been exercised.


ITEM 27. EXHIBITS

EXHIBIT

3.1 Certificate of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated September 4, 1996
3.2 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated May 21, 1997
3.3 Certificate of Correction to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation dated June 16, 1999
3.4 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated July 28, 1999
3.5 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 4, 1999
3.6 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 5, 1999
3.7      Amended Bylaws of thehealthchannel.com, Inc., dated August 19, 1999
4.1      Stock Purchase Agreement and Warrant Agreement (form) for private placement
5        Opinion of Horwitz & Beam
10.1     Acquisition, Stock Purchase, and Exchange Agreement, dated
         July 28, 1999
10.2     24/7 Media Inc. Network Affiliation Agreement, dated September 9, 1999
10.3     Employment Agreement with Thomas P. Lonergan, dated September 1, 1999
10.4     Employment Agreement with Donald A. Shea, dated September 1, 1999
10.5 Consulting Agreement with Ocean View Management Group, LLC, dated July 13, 1999
10.6 Custom Content Service Agreement with ScreamingMedia.Net, Inc., dated September 27, 1999
10.7 Agreement for Financial Public Relations Services with Market Pathways, dated August 11, 1999
10.8 DVCi Technologies, Inc. thehealthchannel.com Technical Requirements and Content Specification dated October 22, 1999
10.9 Asset & Liability Purchase and Sale Agreement between Innovative Tracking Solutions Corporation, a Nevada corporation and Innovative Tracking Solutions Corporation, a Delaware corporation, dated April 14, 1999
10.10 Exodus Communications, Inc. Master Services Agreement, dated November 19, 1999
10.11    Content Agreement with EarthLink Network, Inc., dated October 27, 1999
10.12 On-Line License Agreement with Infoseek, dated March 1, 1999 and Addendum dated November 22, 1999 for thehealthchannel.com, Inc.
10.13 Consulting Agreement by and between Jeffrey Berg and thehealthchannel.com, Inc. dated September 1, 1999
10.14 Website and Revenue Sharing Agreement between The Institute for Medical Studies, Inc. and thehealthchannel.com, dated September 29, 1999
10.15 Warrant Agreement between Institute for Medical Studies, Inc. and thehealthchannel.com dated September 29, 1999
10.16 Healthcompass Services Agreement between thehealthchannel.com, Inc. and HealthMagic, Inc., dated February 16, 2000
10.17 Content License Agreement between Integrative Medicine Communications, Inc. and thehealthchannel.com, dated March 24, 2000

10.18 LIVEware5, Inc. Agreement for Services between Liveware5, Inc. and thehealthchannel.com, Inc., dated March 24, 2000
10.19    Office Lease
10.20    NewsEdge  Contract, dated May 27, 2000
10.21    Swartz Private Equity Warrant to Purchase Common Stock dated June 19,
         2000
10.22    thehealthchannel.com, Inc. Investment Agreement dated August 15, 2000
10.23 Registration Rights Agreement between thehealthchannel.com and Swartz Private Equity, LLC dated as of August 15, 2000
10.24 Investment Agreement between thehealthchannel.com, Inc. and Swartz Private Equity, LLC, dated August 15, 2000
10.25    Instruction to Transfer Agent
24.1     Consent of Horwitz & Beam (included in their opinion set forth in
         Exhibit 5 hereto)
24.3     Consent of Stonefield Josephson, Inc.
25       Power of Attorney (see signature page)

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes to:

         (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Act;
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
                  (iii) Include any additional or changed material information on the plan of distribution.

         For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on August 29, 2000.

                                     THEHEALTHCHANNEL.COM, INC.


                                     By:      /s/ Donald J. Shea
                                        -------------------------------------
                                     By:      Donald J. Shea
                                     Its:     President, Chief Executive
                                              Officer, Director


                                POWER OF ATTORNEY

         Each person whose signature appears appoints Donald J. Shea, and in his absence, Thomas F. Lonergan, as his agent and attorney-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signature                           Title                                       Date
  /s/  Donald J. Shea
--------------------------
Donald J. Shea                      Chief Executive Officer, Director           August 29, 2000

  /s/  Thomas F. Lonergan
--------------------------
Thomas F. Lonergan                  Chief Financial Officer, Director,
                                    Chief Operating Officer, Executive
                                    Vice President, Secretary                   August 29, 2000

  /s/ Balazs Imre Bodai
--------------------------
Balazs Imre Bodai                   Director                                    August 29, 2000

  /s/  Joseph K. Song
--------------------------
Joseph K. Song                      Director                                    August 29, 2000

  /s/  Jeffrey Berg
--------------------------
Jeffrey Berg                        Director                                    August 29, 2000

--------